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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

TESARO, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TESARO, Inc.
1000 Winter Street
Waltham, Massachusetts 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2017 Annual Meeting of Stockholders will be held on May 11, 2017, at 8:30 a.m. local time, at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, MA 02451 for the following purposes:

  1.
  to elect ten members of the board of directors from the nominees named in the accompanying proxy statement;

  2.
  to approve, by non-binding vote, the Company's executive compensation;

  3.
  to ratify the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017; and

  4.
  to consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

        Each outstanding share of TESARO, Inc. common stock (NASDAQ: TSRO) entitles the holder of record at the close of business on March 14, 2017, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR SHARES BY INTERNET, TELEPHONE, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD. IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, YOU MAY STILL VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY VOTED OR RETURNED YOUR PROXY BY ANY OF THE METHODS DESCRIBED IN OUR PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.

        ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE MEETING.

By Order of the Board of Directors

Leon O. Moulder, Jr. Chief Executive Officer April 7, 2017

BENEFICIAL OWNERSHIP OF COMMON STOCK	46
GENERAL MATTERS	50
Availability of Certain Documents	50
Stockholder Proposals and Nominations	50
Other Matters	51
Directions to Annual Meeting	51

TESARO, Inc.
1000 Winter Street
Waltham, Massachusetts 02451
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, May 11, 2017

        This Proxy Statement (the "Proxy Statement") and the accompanying proxy are furnished to the stockholders of TESARO, Inc. (hereinafter, "we," "us," "TESARO" and the "Company") in connection with the solicitation of proxies by the board of directors, to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournment or postponement of the Annual Meeting, which will be held at 8:30 a.m. local time on Thursday, May 11, 2017, at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, MA 02451, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The board of directors mailed this Proxy Statement and accompanying materials to each of the Company's stockholders entitled to vote at the Annual Meeting on or about April 7, 2017.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to Be Held on Thursday, May 11, 2017.

        Our Annual Report to Stockholders and this Proxy Statement are also available electronically on the Internet at http://www.proxyvote.com.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on TESARO's performance and respond to questions from stockholders. Management is presently aware of no other business to come before the Annual Meeting.

Proposals to be Voted Upon at the Annual Meeting

        At the Annual Meeting, our stockholders will be asked to consider and vote upon the following three proposals:

  •
  Proposal No. 1: To elect ten members of the board of directors, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

  •
  Proposal No. 2: To approve, by non-binding vote, the Company's executive compensation.

  •
  Proposal No. 3: To ratify the appointment of Ernst & Young, LLP ("Ernst & Young") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

        In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is presently aware of no other business to come before the Annual Meeting.

Recommendation of the Board of Directors

        The board of directors recommends that you vote FOR each of the nominees to the board (Proposal 1), FOR approval, on a non-binding basis, of the Company's executive compensation (Proposal 2), and FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 3).

Voting at the Annual Meeting

        Stockholders will be entitled to vote at the Annual Meeting on the basis of each share held of record at the close of business on March 14, 2017 (the "Record Date").

        If on the Record Date you held shares of our common stock that are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. ("Computershare"), you are considered the stockholder of record with respect to those shares, and Computershare is sending these proxy materials directly to you on our behalf. As a stockholder of record, you may vote in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting in person, you may vote by signing and submitting your proxy card or by submitting your vote by telephone or the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet, by telephone, or by filling out and returning the proxy card. If you submit a proxy but do not give instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (1) delivering a written notice of revocation addressed to TESARO, Inc., Attn: Corporate Secretary, 1000 Winter Street, Waltham, Massachusetts 02451, (2) a duly executed proxy bearing a later date, (3) voting again by the Internet or by telephone, or (4) attending the Annual Meeting and voting in person. Your last vote or proxy will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

        If on the Record Date you held shares of our common stock in an account with a brokerage firm, bank, or other nominee, you are considered a beneficial owner of those shares and hold such shares in street name. These proxy materials have been forwarded to you by the nominee holding your shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring a letter from your nominee confirming your beneficial ownership of the shares to the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following your nominee's voting instructions to ensure that your vote is counted.

        If you are a beneficial owner and do not direct your broker, bank, or other nominee on how to vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute "broker non-votes." Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Proxy Statement, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions provided with each Proxy Statement received to ensure that all of your shares are voted.

        A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 1000 Winter Street, Waltham, Massachusetts 02451, from April 17, 2017 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

Quorum Requirement for the Annual Meeting

        The presence at the Annual Meeting, whether in person or by valid proxy, of persons holding a majority of the shares of common stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 53,801,752 shares of common stock outstanding and entitled to vote, held by 27 stockholders of record. Abstentions (i.e., if you or your broker mark "ABSTAIN" on a proxy) and "broker non-votes" will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on ratification of our independent registered public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on "non-routine" proposals, such as the election of directors.

Required Votes

        Election of directors.    Each director will be elected by the vote of the plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors. In addition, as further described below under the heading "Corporate Governance Matters," in December 2016, the board of directors amended our Corporate Governance Guidelines to provide that any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall, promptly following certification of the stockholder vote, offer his or her resignation to the board for consideration.

        Approval of executive compensation.    The affirmative vote from stockholders present in person or represented by proxy at the Annual Meeting representing a majority of the votes cast on the proposal is required to approve the Company's executive compensation. Abstentions and broker non-votes are not taken into account in determining the outcome of this vote. As noted above, the proposal to approve the Company's executive compensation is non-binding.

        Ratification of our independent registered public accounting firm.    Approval of the proposal to ratify the audit committee's appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of the holders of at least a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting, entitled to vote and voting on the matter. Abstentions and broker non-votes are not taken into account in determining the outcome of this proposal.

Solicitation of Proxies

        We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services.

 CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

        The board of directors has adopted Corporate Governance Guidelines (the "Guidelines"), a Code of Business Conduct and Ethics (the "Code of Ethics"), and a Policy for Related Person Transactions as part of our corporate governance practices and in accordance with rules of the Securities and Exchange Commission (the "SEC") and the listing standards of The NASDAQ Stock Market ("NASDAQ").

Corporate Governance Matters

        The Guidelines set forth a framework to assist the board of directors in the exercise of its responsibilities. The Guidelines cover, among other things, the duties and responsibilities of the directors; the composition, responsibilities and operation of the board of directors; the establishment and operation of board committees; succession planning for our Chief Executive Officer; convening executive sessions of independent directors; the board's interaction with management and third parties; and the evaluation of the performance of the board and the Chief Executive Officer. In addition, in December 2016, the board of directors amended the Guidelines to provide that any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall, promptly following certification of the stockholder vote, offer his or her resignation to the board for consideration. The independent members of the board will evaluate the best interests of the Company and decide the action to be taken with respect to such offered resignation, which may include: (i) accepting the resignation; (ii) maintaining the director but addressing what the independent directors believe to be the underlying cause or causes of the withhold votes; (iii) resolving that the director will not be re-nominated in the future for election; or (iv) rejecting the resignation.

        The Code of Ethics is designed to promote the highest standards of ethical conduct by our directors, executive officers and employees. The Code of Ethics requires that our directors, executive officers and employees avoid conflicts of interest, comply with applicable laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any existing or potential violation of the Code of Ethics of which they become aware. We intend to disclose future amendments to the Code of Ethics, or any waivers of its requirements, on our website or in filings under the Securities Exchange Act of 1934 (the "Exchange Act"), to the extent required by the applicable rules and exchange requirements.

        The Guidelines and Code of Ethics are available in the "Investors—Corporate Governance" section of our corporate website, which is www.tesarobio.com. The Guidelines and Code of Ethics are reviewed periodically by our governance and nominating committee, which recommends changes to our board of directors for approval as appropriate.

Certain Relationships and Related Person Transactions

  Policies and Procedures for Related Person Transactions

        Under our Policy for Related Person Transactions, all related person transactions are reviewed and approved by our governance and nominating committee (or any other committee of the board of directors consisting of independent directors) or our full board of directors. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, but not limited to, purchases of goods or services by or from a related person or entities in which the related person has a material interest, and indebtedness, guarantees of indebtedness and employment by us of a related person. A "related person," as determined since the beginning of our last fiscal year, is any executive officer, director or nominee to become director, a holder of more than 5% of our common stock, including any immediate family members of such persons, or any entity which is owned or controlled by such a person.

  Related Person Transactions

        The following is a description of transactions since January 1, 2016 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change in control arrangements, which are described below under "Non-Employee Director Compensation," "Director Compensation" and "Compensation of Executive Officers."

        In March 2016 we issued common stock to certain accredited investors, including funds associated with three of our directors. The stock was issued at a price per share of $35.19, which was equal to the volume-weighted average trading price of our common stock over a 10 trading day period prior to entering into the agreement, for an aggregate purchase price of $155.0 million. Entities associated with New Enterprise Associates purchased $50.0 million of shares in this transaction. Entities associated with New Enterprise Associates beneficially own more than 5% of our common stock, and one of our directors, David M. Mott, is a general partner of New Enterprise Associates. Entities associated with Kleiner Perkins Caufield & Byers purchased $50.0 million of shares. Entities associated with Kleiner Perkins Caufield & Byers beneficially owned more than 5% of our common stock as a result of this purchase. One of our directors, Beth Seidenberg, M.D., is a general partner of Kleiner Perkins Caufield & Byers. InterWest Partners X, LP purchased $5.0 million of shares. One of our directors, Arnold L. Oronsky, Ph.D., is a general partner of InterWest Management Partners X, LLC, the general partner of InterWest Partners X, LP. The foregoing transaction was reviewed and recommended for approval by a special independent committee of the board comprised only of directors without any direct interest in the transaction.

        In connection with this transaction, we also amended our Second Amended and Restated Investors' Rights Agreement to provide these funds with registration rights for the shares acquired that are the same as the registration rights already provided under the agreement. The amendment also extended the term of those registration rights until March 18, 2019.

Board Independence and Leadership Structure

        Our board of directors believes, and NASDAQ Marketplace Rules require, that a majority of its members should be independent directors. In addition, the respective charters of the audit, compensation and governance and nominating committees currently require that each member of such committee be an independent director. Consistent with NASDAQ's independence criteria, the board of directors has affirmatively determined that each of our directors and nominees for director other than Leon O. Moulder, Jr., who is our Chief Executive Officer, and Mary Lynne Hedley, Ph.D., who is our President and Chief Operating Officer, is independent of TESARO and our management. NASDAQ's independence criteria includes a series of objective tests, including that the director is not an employee of TESARO and has not engaged in various types of business dealings with us. In addition, as further required by NASDAQ rules, the board of directors has subjectively determined as to each independent director and nominee for director that no relationship exists that, in the opinion of the board of directors, would interfere with each such person's exercising independent judgment in carrying out his or her responsibilities as a director. In making these determinations on the independence of our directors and nominees for director, the board of directors considered the relationships that each such director or nominee has with the Company and our management and all other facts and circumstances the board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each such person.

        In accordance with the Guidelines, the independent members of our board of directors meet in "executive session" at least quarterly. If the Chairperson of the board is not an independent director, the Guidelines provide that the Lead Director, as selected by the independent directors, will preside over and develop the agenda for these sessions. The purpose of the executive sessions is to promote open and candid discussion among non-employee directors.

        The Guidelines require the board of directors to elect its Chairperson based on the board's view of what is best for the Company at the time of the election. Although neither the Company's bylaws nor the Guidelines require separating the positions of Chairperson of the board of directors and Chief Executive Officer, the board believes that having separate positions is the appropriate current leadership structure for the Company, and the positions of the Chairperson of the board of directors and Chief Executive Officer are currently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairperson of the board of directors to lead the board in its fundamental role of providing advice to, and independent oversight of, management. The board of directors recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairperson. The board believes that this structure ensures an appropriate role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. The board recognizes that other leadership models, such as combining the role of Chairperson of the board with the role of Chief Executive Officer, could also be appropriate. The board may periodically review its leadership structure.

Board's Role in Risk Oversight

        The board of directors believes that risk management is an important part of establishing, updating and executing on the Company's business strategy. The board, both as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, financial condition, and performance of the Company. The board focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. The board and its committees receive regular reports from members of the Company's senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While the board has an oversight role, management has direct responsibility for managing and assessing risks and implementing processes and controls to mitigate their effects on the Company.

        The board of directors carries out its oversight responsibilities in part through its committees. The audit committee, as part of its responsibilities, oversees the management of financial risks, including but not limited to accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, and cash investment strategy and results. The audit committee also oversees the management of risks relating to the performance of the Company's independent registered public accounting firm, as well as our systems of internal control over financial reporting and disclosure controls and procedures. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies, and compensation of the board of directors. The governance and nominating committee oversees the management of risks associated with overall compliance and corporate governance practices, and the independence and composition of the board. These committees provide regular reports to the full board.

Meetings of the Board of Directors and its Committees

        Information concerning the board of directors and its three standing committees is set forth below. Each board committee currently consists only of directors who are not employees of TESARO.

        The board of directors and its committees meet regularly throughout the year and hold special meetings from time to time. The board held 10 meetings during the year ended December 31, 2016. During this time, each of our directors attended at least 75% of the aggregate number of meetings held by the board and all committees of the board on which such director served (during the period that such director served). The board has adopted a policy that encourages, but does not require, attendance by our board members at our annual meetings of stockholders. All of the members of the board, except for one, attended the 2016 annual meeting of stockholders.

        The board of directors has three standing committees: the audit committee; the compensation committee; and the governance and nominating committee. The charters for these committees can be accessed electronically on the "Investors—Corporate Governance" section of our corporate website, which is www.tesarobio.com.

        The Guidelines require the board of directors to conduct, and the governance and nominating committee to oversee, an annual evaluation of the board's operations and performance in order to enhance its effectiveness. Pursuant to the Guidelines, following this evaluation, the governance and nominating committee is required to make recommendations to the full board for its consideration.

BOARD COMMITTEES AND THEIR FUNCTIONS

        The following table presents the current composition of the standing committees of the board of directors.

Name	Audit Committee		Compensation Committee		Governance and Nominating Committee
Leon O. Moulder, Jr.
Mary Lynne Hedley, Ph.D.
David M. Mott(2)			X	(1)	X
Lawrence M. Alleva	X	(1)
James O. Armitage, M.D.			X
Earl M. (Duke) Collier, Jr.			X		X	(1)
Garry A. Nicholson	X
Arnold L. Oronsky, Ph.D.					X
Kavita Patel, M.D.					X
Beth Seidenberg, M.D.	X

(1)
Chairperson of the committee.

(2)
Chairperson of the board.

Audit Committee

        The board of directors has established a separately designated standing audit committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee met five times during 2016. The audit committee is responsible for assisting the board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the audit committee. The audit committee also prepares the audit committee report that the SEC rules require to be included in this Proxy Statement.

        The members of the audit committee are Mr. Alleva, Mr. Nicholson and Dr. Seidenberg. Under NASDAQ's applicable corporate governance standards and Rule 10A-3 under the Exchange Act, the audit committee must be comprised solely of independent directors. Mr. Alleva, Mr. Nicholson and Dr. Seidenberg each qualifies as an independent director under NASDAQ's corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. The board has determined that Mr. Alleva and Mr. Nicholson each qualifies as an "audit committee financial expert" as such term is currently defined in Item 407(d)(5) of Regulation S-K. Each member of the audit committee is able to read and understand fundamental financial statements, including our balance sheet, statement of operations and statement of cash flows.

Compensation Committee

        The compensation committee approves the compensation objectives for the Company, provides a recommendation on the compensation of the Chief Executive Officer, which is subject to approval by the independent members of the full board of directors, and establishes the compensation for other executives. The compensation committee reviews all compensation components including base salary, bonus, benefits and other perquisites. The compensation committee may delegate any of its responsibilities to one or more subcommittees as the committee deems appropriate. See "Compensation Discussion & Analysis—Compensation Setting Process" below for more information regarding the roles of the compensation committee, the board, and compensation consultants in determining or recommending the amount or form of executive compensation. The compensation committee met four times during 2016.

        The members of the compensation committee are Mr. Mott, Dr. Armitage and Mr. Collier. Each member of the compensation committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, an outside director, as defined by Section 162(m) of the Code, and an independent director, as defined by NASDAQ.

Governance and Nominating Committee

        The governance and nominating committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the size and composition of the board of directors. In addition, the governance and nominating committee is responsible for overseeing the Guidelines and our overall compliance practices and reporting and making recommendations to the board concerning corporate governance matters. The committee met three times during 2016. See "Director Nominations and Communication with Directors" below for information about the governance and nominating committee's policy regarding nominations of directors by stockholders.

        The members of the governance and nominating committee are Mr. Mott, Mr. Collier, Dr. Oronsky and Dr. Patel. Each member of the governance and nominating committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and an independent director, as defined by NASDAQ.

DIRECTOR NOMINATIONS AND COMMUNICATION WITH DIRECTORS

Director Nomination Process

        The governance and nominating committee recommends, and the board of directors nominates, candidates to stand for election as directors. Stockholders may also nominate persons to be elected as directors. If a stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Exchange Act. To nominate a person to stand for election as a director at the annual meeting of stockholders for 2018, a stockholder must provide our Corporate Secretary with timely notice of the nomination. To be timely, the stockholder's notice must be delivered to, or mailed and received by us not later than 90 days, nor earlier than 120 days prior to the anniversary date of the preceding year's annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or

60 days after such anniversary date, we must receive the notice not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which we provide the notice or public disclosure of the date of the meeting. The notice must include the following information:

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  As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

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  the name and address of the stockholder and of such beneficial owner, if any;

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  the class and number of shares of our capital stock owned beneficially and of record by such stockholder and such beneficial owner, if any;

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  if applicable, a description of all agreements, arrangements or understandings with respect to the nomination or proposal between or among such stockholder and such beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with the foregoing;

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  if applicable, a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, if any, the effect or intent of which is to mitigate loss, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, if any, with respect to our shares of stock;

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  such other information relating to such stockholder and such beneficial owner, if any, as would be required to be included in a proxy statement or other filings to be made in connection with solicitations of proxies for the election of directors in a contested election under the SEC's proxy rules;

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  a representation that the stockholder is a holder of record of our stock, entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

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  a representation whether the stockholder or the beneficial owner, if any, intends, or is part of a group which intends, (a) to deliver a proxy statement and/or form of proxy to holder of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee(s) and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination; and

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  such other information that the board of directors may request in its discretion.

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  As to each person whom a stockholder proposes to nominate for election as a director:

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  such person's name, age, business address and, if known, residential address;

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  such person's principal occupation or employment;

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  the class, series and number of shares of our stock that is, directly or indirectly, owned, beneficially or of record, by such person;

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  if applicable, a description of all agreements, arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the stockholder;

    •
    such other information regarding each nominee as would be required to be included in a proxy statement filed under the SEC's proxy rules if the nominee had been nominated, or intended to be nominated, by the board of directors; and

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    the consent of each nominee to be named in the proxy statement as a nominee and to serve as a director if elected.

        Each director will be elected by the vote of the plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. However, pursuant to our Corporate Governance Guidelines, as amended in December 2016, any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall, promptly following certification of the stockholder vote, offer his or her resignation to the board for consideration.

        Additional information regarding requirements for stockholder nominations for next year's annual meeting is described in this Proxy Statement under "General Matters—Stockholder Proposals and Nominations."

Contacting the Board of Directors

        Stockholders wishing to communicate with our board of directors may do so by writing to the board, Chairperson of the board or the non-employee members of the board as a group, at:

    TESARO, Inc.
    1000 Winter Street
    Waltham, Massachusetts 02451
    Attention: Corporate Secretary

        The communication must prominently display the legend "BOARD COMMUNICATION" in order to indicate to the Corporate Secretary that it is a communication for the board. Upon receiving such a communication, the Corporate Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. The board has requested that certain items that are unrelated to the board's duties and responsibilities should be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

        The Corporate Secretary will not forward any communication determined in his or her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. The Corporate Secretary maintains a list of each communication that was not forwarded because it was determined by the Corporate Secretary to be frivolous. Such list is delivered to the Chairperson of the board at each quarterly meeting of the board (and made available to each other member of the board). In addition, each communication subject to this policy that was not forwarded because it was determined by the Corporate Secretary to be frivolous is retained in the Company's files and made available at the request of any member of the board to whom such communication was addressed.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our nominees for the election of directors at the Annual Meeting include eight independent non-employee directors, our Chief Executive Officer and our President and Chief Operating Officer. Each director is elected to serve a one-year term, with all directors subject to annual election. At the recommendation of the governance and nominating committee, the board has nominated the following persons to serve as directors for the term beginning at the Annual Meeting on May 11, 2017: Leon O. Moulder, Jr.; Mary Lynne Hedley, Ph.D.; David M. Mott; Lawrence M. Alleva; James O. Armitage, M.D.; Earl M. (Duke) Collier, Jr.; Garry A. Nicholson; Arnold L. Oronsky, Ph.D.; Kavita Patel, M.D.; and Beth Seidenberg, M.D. All of the nominees are currently serving on the board.

        It is intended by the persons named as proxies that proxies received in response to this solicitation will be voted FOR the election of each nominee named in this section unless (a) otherwise stated in the proxy or (b) in the case of a broker non-vote with respect to the proposal. Proxies submitted for the Annual Meeting can only be voted for those nominees named in this Proxy Statement. If, however, any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the board of directors, or the board may reduce the size of the board. Each nominee has consented to serve as a director if elected, and the board does not believe that any nominee will be unwilling or unable to serve. Each director will hold office until his or her successor is duly elected and is qualified or until his or her earlier death, resignation or removal.

Criteria for Evaluating Director Nominees

        The board of directors provides strategic direction to the Company and oversees the performance of the Company's business and management. The governance and nominating committee periodically identifies and reviews with the board desired skills and attributes of both individual board members and the overall board within the context of current and future needs. The governance and nominating committee develops the general criteria, subject to approval by the full board, for identifying, evaluating and selecting qualified candidates for election or re-election to the board. The governance and nominating committee reviews the appropriate skills and characteristics required of directors in the context of the current composition of the board, our operating requirements and the long-term interests of our stockholders. The committee may use outside consultants to assist in identifying candidates. Among the characteristics the committee may consider are the collective knowledge and diversity of professional skills and background, experience in relevant industries, age and geographic background, in addition to the qualities of integrity, judgment, acumen, and the time and ability to work professionally and effectively with other board members and management and make a constructive contribution to the board. The committee considers candidates submitted by directors and management, as well as candidates recommended by stockholders, which are evaluated in the same manner as other candidates identified to it. Final approval of director candidates is determined by the full board.

        The board has determined that all of our current directors and nominees are qualified to serve as directors of the Company.

        The name of each nominee for director, each nominee's age as of April 1, 2017, and other information about each nominee is shown below. In addition, the biography of each of the nominees below contains information regarding the experiences, qualifications, attributes or skills that caused the governance and nominating committee and the board to determine that the person should serve as a director of the Company.

Name	Age	Principal Occupation	Director Since
Leon O. Moulder, Jr.	59	Chief Executive Officer of the Company	2010
Mary Lynne Hedley, Ph.D.	54	President and Chief Operating Officer of the Company	2010
David M. Mott	51	General Partner, New Enterprise Associates	2010
Lawrence M. Alleva	67	Retired Partner, PricewaterhouseCoopers, LLP	2012
James O. Armitage, M.D.	70	Professor of Medicine, University of Nebraska Medical Center	2013
Earl M. (Duke) Collier, Jr.	69	President, The Braxton Company	2014
Garry A. Nicholson	62	Retired Biopharmaceutical Executive	2015
Arnold L. Oronsky, Ph.D.	77	General Partner, InterWest Partners	2011
Kavita Patel, M.D.	43	Non-Resident Senior Fellow, The Brookings Institution, and Primary Care Physician, Johns Hopkins	2016
Beth Seidenberg, M.D.	60	General Partner, Kleiner Perkins Caufield & Byers	2011

        Leon (Lonnie) O. Moulder, Jr. has served as Chief Executive Officer and as a member of our board of directors since co-founding the Company in March 2010. From April 2009 to January 2010, Mr. Moulder served as vice chairman of the board of directors and president and chief executive officer of Abraxis BioScience, Inc., a biotechnology company. Before that, Mr. Moulder served as vice chairman of Eisai Corporation of North America, from January 2008 until January 2009, following Eisai Co. Ltd.'s acquisition of MGI PHARMA, Inc., a pharmaceutical company, in January 2008. Mr. Moulder served as president and chief executive officer and as a member of the board of directors of MGI PHARMA, Inc. from May 2003 through January 2008. Mr. Moulder joined MGI PHARMA, Inc. in September 1999 as executive vice president and was promoted to president and chief operating officer in May 2002. Mr. Moulder earned a bachelor of science degree in pharmacy from Temple University and a master of business administration degree from the University of Chicago. Mr. Moulder currently serves as chairman of the board of directors of Trevena, Inc. (NASDAQ: TRVN), as a trustee of Temple University, and is on the board of the Fox Chase Cancer Center. Mr. Moulder also served as a director of Cubist Pharmaceuticals, Inc. through the sale of the company to Merck & Co., Inc. in 2015. The board of directors believes Mr. Moulder's perspective and experience as our co-founder and Chief Executive Officer, his depth of operating and senior management experience in our industry and his experience serving on the boards of directors of public and private companies in the life sciences industry provide him with the qualifications and skills to serve as a director.

        Mary Lynne Hedley, Ph.D. has served as our President and as a member of our board of directors since co-founding the Company in March 2010. She also served in the role of Chief Scientific Officer from the Company's founding until she became Chief Operating Officer in July 2014. From July 2009 to February 2010, Dr. Hedley served as executive vice president of operations and chief scientific officer of Abraxis BioScience, Inc., a biotechnology company. Dr. Hedley served as executive vice president of Eisai Corporation of North America from January 2008 until July 2009, following Eisai Co. Ltd.'s acquisition of MGI PHARMA, Inc. in January 2008. Dr. Hedley served in various positions at MGI PHARMA, Inc. from 2004 through its acquisition in January 2008, most recently as executive vice president and chief scientific officer. Prior to that, Dr. Hedley co-founded and served as the president and chief executive officer of ZYCOS, Inc., a biotechnology company, which was acquired by MGI PHARMA, Inc. in 2004. Before co-founding ZYCOS, Dr. Hedley completed two consecutive postdoctoral fellowships at Harvard University. Dr. Hedley earned a bachelor of science degree in microbiology from Purdue University and a doctoral degree in immunology from the University of Texas, Southwestern Medical Center. Dr. Hedley currently serves on the board of directors of Youville Place, Inc. She also served on the board of directors of Receptos, Inc. prior to its acquisition by Celgene Corp. in August 2015. The board of directors believes Dr. Hedley's perspective and experience as our co-founder and President, her educational background and her operating and management experience in the life sciences industry provide her with the qualifications and skills to serve as a director.

        David M. Mott has served on our board of directors since May 2010 and as the Chairperson of the board of directors since July 2011. Mr. Mott has served as a general partner of New Enterprise Associates, an investment firm focused on venture capital and growth equity investments, since September 2008, where he leads the healthcare investing practice. From 1992 until 2008, Mr. Mott worked at MedImmune Limited, a biotechnology company that was acquired by AstraZeneca plc (NYSE:AZN) in June 2008, where he served in numerous roles during his tenure, including serving from October 2000 to July 2008 as president and chief executive officer, and previously as chief financial officer, and as president and chief operating officer. Mr. Mott also served as executive vice president of AstraZeneca plc from June 2007 to July 2008 following AstraZeneca's acquisition of MedImmune. Prior to joining MedImmune, Mr. Mott was a vice president in the healthcare investment banking group at Smith Barney, Harris Upham & Co. Inc. Mr. Mott received a bachelor of arts degree from Dartmouth College. Mr. Mott serves as the chairman of the board of directors for Adaptimmune Therapeutics plc (NASDAQ: ADAP), Ardelyx, Inc. (NASDAQ: ARDX) and Epizyme, Inc. (NASDAQ: EPZM). He also serves on the boards of directors of several privately held life sciences companies, namely: 3-V Biosciences; Clementia Pharmaceuticals; Cydan Development; Imara, Inc.; Mersana Therapeutics; NightstaRx Ltd.; Vtesse, Inc.; and XTuit Pharmaceuticals. Mr. Mott also served as a director of Prosensa Holding N.V. through its acquisition by BioMarin Pharmaceutical Inc. in early 2015 and as a director of Omthera Pharmaceuticals, Inc. from April 2011 until its acquisition by AstraZeneca plc in July 2013. The board of directors believes Mr. Mott's experience in the life sciences industry as a senior executive and venture capitalist and his service on the boards of directors of other life sciences companies provide him with the qualifications and skills to serve as a director.

        Lawrence M. Alleva has served on our board of directors since March 2012. Mr. Alleva is currently retired. Prior to his retirement in June 2010, Mr. Alleva was employed by PricewaterhouseCoopers LLP ("PwC"), for 39 years, including 28 years as a partner with the firm. Mr. Alleva served clients primarily in the technology sector, including pharmaceutical and biotechnology companies. Additionally, he served in a variety of office and regional practice leadership roles, most recently as ethics and compliance leader (assurance) for PwC from 2006 until his retirement. Mr. Alleva is a Certified Public Accountant (inactive). Mr. Alleva received a bachelor of science degree in accounting from Ithaca College and attended the Columbia University Executive MBA (non-degree) Program. Mr. Alleva also serves as a director for Bright Horizons Family Solutions Inc. (NYSE: BFAM), Mirna Therapeutics, Inc. (NASDAQ: MIRN), and Adaptimmune Therapeutics plc (NASDAQ: ADAP). The board of directors believes Mr. Alleva's extensive experience and expertise working with public companies on corporate finance and accounting matters as a Certified Public Accountant (inactive), his experience serving on other corporate boards, and his experience in a senior leadership role at PwC provide him with the qualifications and skills to serve as a director.

        James O. Armitage, M.D. has served on our board of directors since May 2013. Dr. Armitage has been a professor of internal medicine in the division of hematology and oncology at the University of Nebraska Medical Center since 2003, after having served as chairman of the department of internal medicine, dean of the college of medicine, and in various other capacities since joining the Center in 1982. He also holds a hospital appointment at The Nebraska Medical Center. Dr. Armitage has authored or co-authored more than 600 articles, 108 book chapters and edited or co-edited 27 textbooks. He has previously served as president of the American Society of Clinical Oncology ("ASCO"), and as a member of the ASCO board of directors. Dr. Armitage received a bachelor of science degree from the University of Nebraska and a medical degree from the University of Nebraska Medical Center and completed his post-graduate training at the University of Nebraska Medical Center and the University of Iowa Hospitals and Clinics. The board of directors believes that Dr. Armitage's training as a physician, his research, clinical and administrative experience, and his previous service as a director of a publicly traded biopharmaceutical company provide him with the qualifications and skills to serve as a director.

        Earl M. (Duke) Collier, Jr. has served on our board of directors since May 2014. He has served as President of The Braxton Company, a healthcare strategy consulting firm, since 2015. From 2010 to 2014, Mr. Collier served as chief executive officer of 480 Biomedical and executive chair of Arsenal Medical, Inc., both of which are polymer biotherapeutics companies focused on serious clinical problems unable to be solved by current therapies. Mr. Collier was president at deCODE genetics, Inc., a biopharmaceutical company, from 2009 to 2010, and was executive vice president at Genzyme Corporation ("Genzyme"), a biotechnology company acquired by Sanofi S.A. in 2011, from 1997 to 2009. During his tenure at Genzyme, Mr. Collier was responsible for building the biosurgery, oncology and cardiovascular businesses and overseeing the company's efforts in multiple sclerosis. He also led some of Genzyme's significant acquisitions and the formation of MG Biotherapeutics, a Genzyme joint venture that focused on cardiac cell therapy. He also has served as president of Vitas Healthcare, a hospice provider, a partner at the law firm of Hogan & Hartson LLP, and deputy administrator of the Health Care Finance Administration (now Centers for Medicare & Medicaid Services) in the U.S. Department of Health & Human Services. Mr. Collier received a bachelor of arts degree from Yale University and a law degree from the University of Virginia Law School. Mr. Collier serves on the board of directors of Capricor Therapeutics (OTC: CAPR), a regenerative medicine company, and GenSight Biologics S.A. He is also chairman of the board of trustees of Newton-Wellesley Hospital, serves on the board of Partners HealthCare System and is chair of the Innovation Advisory Board of Partners Healthcare Innovation. The board of directors believes Mr. Collier's experience in the life sciences industry as a senior executive and his service on the boards of directors of other life sciences companies provide him with the qualifications and skills to serve as a director.

        Garry A. Nicholson has served on our board of directors since May 2015. Mr. Nicholson is currently retired. He served as president and chief executive officer of XTuit Pharmaceuticals, Inc. ("XTuit"), a biopharmaceutical company, from September 2015 to October 2016, and continues to serve on its board of directors. Prior to that, he served as president, Pfizer Oncology, from May 2008 until March 2015. He joined Pfizer, Inc. ("Pfizer"), as the first leader of its global, dedicated oncology business, with direct responsibility for business strategy and operations. He was responsible for clinical development for both early and late stage medicines, for all oncology sales and marketing organizations globally, and for licensing, acquisitions, and the oncology therapeutic area strategy. In addition to his oncology role, he was a member of the Portfolio Strategy and Investment Committee, the governance body with the oversight responsibility for Pfizer research and development. He also served as a member of the Pfizer Foundation board of directors. Prior to joining Pfizer, Mr. Nicholson worked at Eli Lilly and Company ("Lilly"), in a number of leadership roles, including sales management, marketing, human resources, and as the pharmaceutical commercial leader in Italy. He assumed responsibility for the sales and marketing of Lilly's cancer products in the U.S. in 1996 and subsequently managed oncology drug development. Mr. Nicholson earned a bachelor of science degree in pharmacy from the University of North Carolina, Chapel Hill, and a master of business administration degree from the University of South Carolina, Columbia. Mr. Nicholson has also served on the board of directors of XTuit since September 2015, and of SQZ Biotech, a cell therapy company, since December 2015. The board of directors believes Mr. Nicholson's experience in the pharmaceutical industry as a senior executive provide him with the qualifications and skills to serve as a director.

        Arnold L. Oronsky, Ph.D. has served on our board of directors since June 2011. Dr. Oronsky has been a general partner with InterWest Partners, a venture capital firm, since 1994, focusing primarily on life science companies. Dr. Oronsky also serves as a senior lecturer at Johns Hopkins Medical School. Prior to joining InterWest Partners, Dr. Oronsky served as the vice president for discovery research at the Lederle Laboratories division of American Cyanamid Company. Dr. Oronsky holds a Ph.D. in immunology from Columbia University and an A.B. degree from New York University. Dr. Oronsky serves as chairman of the board of directors for Dynavax Technologies (NASDAQ: DVAX) and serves on the board of directors of Applied Genetic Technologies Corp. (NASDAQ: AGTC) and KalVista Pharmaceuticals (NASDAQ: KALV), all of which are biotechnology companies. In addition, Dr. Oronsky serves on the boards of directors of several privately held life science companies and served on the board of directors of MacroGenics, Inc. (NASDAQ: MGNX) until June 2014. The board of directors believes Dr. Oronsky's experience in the life sciences industry as a venture capitalist, his educational background and his service on the boards of directors of other public and private life sciences companies provide him with the qualifications and skills to serve as a director.

        Kavita Patel, M.D. has served on our board of directors since March 2016. Dr. Patel has been a Non-Resident Senior Fellow at The Brookings Institution, a premier research and thought leadership organization, since January 2011. In this role, Dr. Patel provides senior level vision and guidance for the Center for Health Policy in the Department of Economic Studies of the Institution, specifically helping healthcare systems understand how to transform their clinical environments to become more accountable for the care they provide. Dr. Patel has also been a practicing primary care physician at Johns Hopkins since January 2011. From 2009 to 2010, she served as Director of Policy for the Office on Intergovernmental Affairs and Public Engagement at The White House. Prior to that, she served as Deputy Staff Director for Health for Senator Edward M. Kennedy from 2007 to 2009. Dr. Patel currently serves as a member of the board of directors of SSM Healthcare, a nonprofit integrated delivery system, Community Catalyst, a national advocacy organization, and the National Initiative for Children's Healthcare Quality. She is also a member of the advisory board for the National Commission on Physician Payment Reform, the Robert Graham Center for Policy Studies in Family Medicine and Primary Care, and the Johns Hopkins Medicine Sibley Hospital Innovation Hub. Dr. Patel earned her bachelor of arts from the University of Texas at Austin, her M.D. from the University of Texas Health Science Center, and her master of science in health sciences from the University of California, Los Angeles. The board of directors believes Dr. Patel's years of healthcare leadership experience and clinical work in primary care, research, innovation, policy and advocacy provide her with the qualifications and skills to serve as a director.

        Beth Seidenberg, M.D. has served on our board of directors since June 2011. Dr. Seidenberg has been a partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since May 2005, where she has primarily focused on life science investing. Dr. Seidenberg was previously the senior vice president, head of global development and chief medical officer at Amgen, Inc. (NASDAQ: AMGN), a biotechnology company. In addition, Dr. Seidenberg was a senior executive in research and development at Bristol Myers Squibb Company (NYSE: BMY), a biopharmaceutical company, and Merck & Co., Inc. (NYSE: MRK), a healthcare company. Dr. Seidenberg received a bachelor of science degree from Barnard College and a medical degree from the University of Miami School of Medicine and completed her post-graduate training at Johns Hopkins University and the National Institutes of Health. Dr. Seidenberg serves on the boards of directors of Atara Biotherapeutics, Inc. (NASDAQ: ATRA), Epizyme, Inc. (NASDAQ: EPZM) and several privately held life sciences companies. The board of directors believes Dr. Seidenberg's training as a physician and her experience in the life sciences industry as a senior executive and venture capitalist provide her with the qualifications and skills to serve as a director.

Required Vote and Board Recommendation

        In order to be elected as a director, a nominee must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. In addition, in December 2016, the board of directors amended our Corporate Governance Guidelines to provide that any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall, promptly following certification of the stockholder vote, offer his or her resignation to the board for consideration.

  THE BOARD RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE TEN NOMINATED DIRECTORS.

Non-Employee Director Compensation

        In February 2016, our board of directors approved a new non-employee director compensation policy, which became effective for all non-employee directors on May 11, 2016. This compensation policy has been in effect for all non-employee directors since that date.

        The compensation policy for our non-employee directors is set forth in the chart below. Under the policy, non-employee directors receive a base retainer for their service on the board of directors and fees for certain service and attendance. Non-employee directors are permitted to elect to receive their retainer and fees in cash or unrestricted common stock and are also permitted to elect to defer the receipt of that stock to a date selected by the director or to the date of termination of their service as a director.

2016 Amount
Annual base retainer	$50,000
Annual base retainer for Chairperson of the board of directors*	$80,000
Audit committee service	$10,000
Audit committee Chairperson*	$70,000
Compensation committee service	$7,500
Compensation committee Chairperson*	$65,000
Governance and nominating committee service	$5,000
Governance and nominating committee Chairperson*	$60,000
Fee for meetings of the board of directors in excess of 10 meetings per year	$1,500
Fee for meetings of committees of the board of directors in excess of six meetings per year	$1,500

*
A director who serves as Chairperson of our board of directors or a committee of our board of directors receives only the retainer or fee associated with service as the Chairperson and does not receive, in addition to the amount, the retainer or fee associated with service on the board or committee generally.

        The amounts described in the chart above are paid in a single payment on the first business day of the month following our annual meeting. In 2017, these payments will be made on the first business day of June.

        In addition, in 2016, newly appointed non-employee directors received a one-time initial award of options to purchase 24,000 shares of our common stock, which vest annually over a three-year period subject to the director's continued service on the board of directors. In 2016, each incumbent non-employee director received an annual award of options to purchase 12,000 shares of our common stock, which vests on the earlier of the one-year anniversary of the date of grant and the date of our next annual meeting, subject to the director's continued service on the board of directors.

Director Compensation

        The following table summarizes the compensation paid to or earned by our non-employee directors during the year ended December 31, 2016:

Name	Fees Earned Or Paid in Cash(1)	Option Awards(2)	Total
Lawrence M. Alleva	$70,000	$296,838	$366,838
James O. Armitage, M.D.	57,500	296,838	354,338
Earl M. (Duke) Collier, Jr.	67,500	296,838	364,338
David M. Mott	100,000	296,838	396,838
Garry A. Nicholson	60,000	296,838	356,838
Arnold L. Oronsky, Ph.D.	57,000	296,838	353,838
Kavita Patel, M.D.(3)	55,000	565,102	620,102
Beth Seidenberg, M.D.	60,000	296,838	356,838

(1)
Includes annual fees, committee chairpersonship fees and meeting fees, including fees paid in the form of Company common stock pursuant to the Company's 2015 Non-Employee Director Stock Incentive Plan. Except for Dr. Armitage, Mr. Collier and Dr. Oronsky, the directors elected to receive their entire 2016 annual retainer in fully vested shares of common stock. The number of shares issued in lieu of cash for the retainer fees and committee fees were: Mr. Alleva, 1,480 shares; Mr. Mott, 2,115 shares; Mr. Nicholson, 1,269 shares; and Dr. Patel, 1,163 shares. Dr. Seidenberg elected to defer the receipt of the 1,269 shares owed to her until the termination of her service as a director. In each case, the shares had a fair market value of $47.27 per share on the date of issuance.

(2)
Each non-employee director except Dr. Patel, who was newly elected in 2016, was granted an option to purchase 12,000 shares of our common stock at an exercise price of $47.27 per share, which vests on the earlier of the one-year anniversary of the grant date and the date of our next annual meeting. Amounts shown do not reflect compensation actually received by the director but represent the aggregate full grant date fair value of stock option awards granted to the director and calculated in accordance with Accounting Standards Codification Topic 718, Compensation—Stock-Based Compensation ("ASC 718"), disregarding adjustments for forfeiture assumptions. The assumptions used to value the stock option awards are set forth in Note 9 of the Notes to Financial Statements included in Part II, Item 8, "Financial Statements and Supplementary Data" of our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)
Dr. Patel was elected to the board of directors in March 2016 and was granted an option to purchase 24,000 shares of our common stock on March 31, 2016 at an exercise price of $44.03 per share. The option vests in three equal annual installments beginning March 31, 2017.

        The following table sets forth, as of December 31, 2016, the aggregate number of exercisable and unexercisable option awards outstanding held by our current non-employee directors:

	Option Awards (shares)
Name	Exercisable	Unexercisable
Lawrence M. Alleva	58,570	12,000
James O. Armitage, M.D.	45,000	12,000
Earl M. (Duke) Collier, Jr.	26,666	20,334
David M. Mott	30,000	12,000
Garry A. Nicholson	8,333	28,667
Arnold L. Oronsky, Ph.D.	30,000	12,000
Kavita Patel, M.D.	—	24,000
Beth Seidenberg, M.D.	30,000	12,000

Director and Officer Stock Ownership Guidelines

        We believe that it is important that directors focus on long-term stockholder value and that their interests are aligned with those of our stockholders. Accordingly, in February 2016, our board adopted stock ownership guidelines, effective May 11, 2016, requiring each director to hold shares of our common stock with a value equal to three times the amount of the annual base retainer fee paid to directors for service on the board. In December 2016, our board adopted amended stock ownership guidelines, effective May 11, 2017, requiring (i) our CEO and our President to hold shares of our common stock with a value equal to at least five times the amount of his or her annual base salary, and (ii) each officer with a title of Senior Vice President or higher who is required to report ownership of the Company's equity securities in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16 Officers"), to hold shares of our common stock with a value equal to at least one and a half times the amount of his or her annual base salary. For this purpose, "value" includes both the market value of shares held directly by such director or officer, or through a trust, and 60% of the value of any vested, in-the-money stock options issued under any Company equity compensation plan. This amount will be re-calculated whenever there is a change in the annual base retainer fee. Each director is required to achieve the applicable level of ownership by the later of the date of our 2019 annual meeting and the date that is three years after the date on which the person became a director. Each officer covered by the guidelines is required to achieve the applicable level of ownership by the later of the date of our 2022 annual meeting and the date that is five years after the date on which the person became an officer.

EXECUTIVE OFFICERS

        TESARO has seven executive officers: Mr. Moulder, our Chief Executive Officer; Dr. Hedley, our President and Chief Operating Officer; Timothy R. Pearson, our Executive Vice President and Chief Financial Officer; Grant C. Bogle, our Senior Vice President and Chief Commercial Officer; Joseph L. Farmer, our Senior Vice President, General Counsel and Secretary; Martin H. Huber, M.D., our Senior Vice President and Chief Medical Officer; and Orlando Oliveira, our Senior Vice President and General Manager, International. In addition, Jeffrey H. Hanke, Ph.D., our Executive Vice President, Research and Development, and Chief Scientific Officer, was considered to be an executive officer of the Company during 2016. Information on Mr. Moulder and Dr. Hedley and their business experience is set forth above in "Proposal No. 1—Election of Directors." Information on Mr. Pearson, Dr. Huber, Mr. Bogle, Mr. Farmer and Mr. Oliveira and their business experience is set forth below.

        Timothy R. Pearson (49) has served as Executive Vice President and Chief Financial Officer since May 2014. Mr. Pearson served as Chief Financial Officer, Executive Vice President and Treasurer of Catalyst Health Solutions, Inc., a publicly held pharmacy benefit manager, from August 2011 until

Catalyst was acquired by SXC Health Solutions (now Catamaran Corporation) in July 2012. Prior to joining Catalyst, Mr. Pearson served as Chief Financial Officer and Executive Vice President of MedImmune, the global biologics business for AstraZeneca plc. Mr. Pearson, a Certified Public Accountant, holds dual B.S. degrees from the University of Delaware (in business administration) and the University of Maryland University College (in accounting), as well as an M.S. in Finance from Loyola University. Mr. Pearson serves on the board of directors of GlycoMimetics, Inc. (NASDAQ: GLYC) and RA Pharmaceuticals, Inc. (NASDAQ: RARX).

        Grant C. Bogle (59) has served as Senior Vice President and Chief Commercial Officer since July 2015. Prior to joining us, Mr. Bogle was Senior Vice President, Pharmaceutical and Biotech Solutions at McKesson Specialty Health, where he was part of the executive leadership team and led the informatics, health economics and outcomes research, reimbursement access and safety services, and U.S. Oncology Clinical Research business units. These business units were comprised of approximately 1,000 employees. Mr. Bogle was an employee of McKesson for eight years prior to joining us. Previously, he was Senior Vice President of Sales and Marketing for Millennium Pharmaceuticals, where he was responsible for the oncology product, VELCADE. Prior to joining Millennium, Mr. Bogle held senior sales and marketing roles at numerous other pharmaceutical companies. He holds an M.B.A. from Columbia University and a B.A. in economics from Dartmouth College.

        Joseph L. Farmer (45) has served as Senior Vice President, General Counsel and Secretary since March 2015. From November 2012 until February 2015, Mr. Farmer served as Vice President, Chief Corporate Counsel and Assistant Secretary of Cubist Pharmaceuticals, Inc., prior to its sale to Merck & Co., Inc. Prior to joining Cubist, Mr. Farmer served as Vice President, General Counsel and Secretary of publicly-traded software company Pegasystems Inc. from June until November 2012. From February 2005 until June 2012, Mr. Farmer held management positions with increasing levels of responsibility at AMAG Pharmaceuticals, Inc., a publicly-traded specialty pharmaceutical company, including as its Chief Administrative Officer, General Counsel and Secretary. He received his B.A. in economics from Boston University and his J.D. from Boston College Law School.

        Martin H. Huber, M.D. (57) has served as Senior Vice President and Chief Medical Officer since September 2015. Prior to joining the Company, beginning in 2009, Dr. Huber served as Vice President, Oncology Clinical Research, at Merck Research Laboratories. Dr. Huber has over 20 years of leadership experience in the biopharmaceutical industry. Prior to Merck, he served in roles of increasing responsibility at Schering-Plough, Hoffmann-La Roche and Rhone-Poulenc Rorer, where he led teams in the areas of oncology clinical development, drug safety and pharmacovigilance. He previously served as an assistant professor of oncology at the University of Texas MD Anderson Cancer Center. Dr. Huber received his M.D. from Baylor College of Medicine.

        Orlando Oliveira (41) has served as Senior Vice President and General Manager, International since September 2015. Prior to joining TESARO, Mr. Oliveira was Vice President, Europe and Intercontinental Operations at Cubist Pharmaceuticals, where he led a team of executives that managed operations in 19 countries across Europe, Canada and Australia and was responsible for all alliances within Cubist covering Japan, China, Latin America and the Middle East and North Africa regions. Previously, from 2001 through 2014, Mr. Oliveira held several positions of increasing responsibility at Amgen, Inc., including country leadership roles in Portugal and Mexico and international oncology marketing roles. He began his career in sales at Johnson and Johnson. He earned his pharmacy degree from the University of Coimbra, Portugal.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

        This Compensation Discussion & Analysis addresses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the "Summary

Compensation Table" below, or our "named executive officers," and material factors relevant to these policies and decisions. It should be read together with the related tables and disclosures that follow. Our named executive officers for the year ended December 31, 2016 were:

  •
  Leon O. Moulder, Jr., our Chief Executive Officer;

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  Mary Lynne Hedley, Ph.D., our President and Chief Operating Officer;

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  Timothy R. Pearson, our Executive Vice President and Chief Financial Officer;

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  Jeffrey H. Hanke, Ph.D., our Executive Vice President, Research and Development and Chief Scientific Officer; and

  •
  Martin H. Huber, M.D., our Senior Vice President and Chief Medical Officer.

Compensation Philosophy and Objectives

        Our primary objectives with respect to the compensation of our named executive officers are to retain and motivate them because we believe they have experience and competencies that are critical to achievement of our business goals. This is consistent with the overall approach of our compensation system generally, which is to attract, retain and motivate employees (including our officers), who have relevant, critical skills and experience, and can make important contributions to the achievement of our business goals. We seek to achieve these objectives by:

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  Establishing the components of our compensation packages at competitive levels.  For our named executive officers, this means using comparative market data as an integral element in setting compensation levels.

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  Implementing annual variable incentive compensation that is tied to specific corporate goals. Our annual incentive program is focused on motivating our executives to achieve both company-wide and individual goals that are tied to our strategic plan.

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  Using equity awards that vest over time and deliver greater value as our stock price increases. Using equity awards in order to align our named executive officers' interests with the interest of our stockholders in increasing long-term stockholder value.

        As the pie chart below indicates, nearly 90% of our Chief Executive Officer's target compensation is variable compensation tied to either future operational or stock-price performance of the Company. Similarly, over 80% of the target compensation for our other named executive officers is tied to future performance of the Company.

Strong Compensation Practices

        Our compensation program features a number of practices designed to further align the interests of our named executive officers with those of our stockholders.

        Practices we employ:

  •
  We pay for performance.  Compensation tied to Company performance comprises a significant part of an executive's total compensation, and long-term equity-linked compensation is the largest element of total compensation.

  •
  We target pay competitively.  We seek to target pay to verifiable market data in order to ensure that we are both paying fairly and not overpaying our executives.

  •
  We use an independent compensation consultant.  For 2016 compensation decisions, the compensation committee engaged Radford, an AON Hewitt Consulting company, as an independent compensation consultant to advise the committee and help verify market and best practices.

  •
  We have meaningful vesting periods.  Our equity awards generally have four-year ratable vesting from the date of grant.

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  We have a recoupment policy.  Our incentive plans require repayment of awards in the event of an accounting restatement involving certain forms of misconduct.

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  We have director and executive officer stock ownership guidelines.  Each of our directors and Section 16 Officers is required to hold shares of our common stock with a value equal to at least (i) in the case of directors, three times the amount of the annual base retainer fee paid to directors, (ii) in the case of our CEO and President, five times the amount of his or her annual base salary, and (iii) in the case of our Section 16 Officers, one and a half times the amount of his or her annual base salary.

        Practices we do not employ:

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  We do not offer single trigger change of control payments.  Our severance arrangements are "double trigger" and in the event of a change of control will only provide severance payments if there is a termination of employment.

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  We do not provide for excessive perquisites.  We do not provide any perquisites to our named executive officers, other than limited amounts with respect to insurance payments.

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  We do not offer guaranteed bonuses.  The Company's annual incentive plan does not provide payment without achievement of performance goals, regardless of the reason for the failure to achieve performance goals.

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  We do not provide for tax gross-ups.  We do not provide any tax gross-ups to executives (other than customary payments in connection with relocation payments), including on any severance/change in control payments.

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  We do not permit hedging or pledging of our securities.  We prohibit our directors and officers from profiting from short-term speculative swings in the value of the Company's stock through "short sales," "put" and "call" options or other derivative securities, forward sale contracts and other hedging transactions. We also prohibit our directors and officers from pledging, borrowing against any account in which Company securities are held, or creating any other encumbrance with respect to securities of the Company.

Compensation Setting Process

        Determination of Compensation.    The compensation committee of our board of directors makes compensation decisions regarding our named executive officers, other than our Chief Executive Officer. For our Chief Executive Officer, the compensation committee makes formal recommendations to the independent members of the board of directors, who make the final compensation decisions for our Chief Executive Officer.

        Because the Company is relatively young, the compensation arrangements and packages for our named executive officers have been influenced over time by the arrangements entered into when these officers have joined the Company. For example, Mr. Moulder and Dr. Hedley are also our founders. The framework for each of their respective compensation packages was initially established when the Company completed our original Series A financing in 2010. As the Company has grown, we have gradually transitioned their compensation packages from those appropriate for a venture-backed company to ones competitive with a peer group of companies described below, including increased base salaries, the use of corporate objectives under our short-term incentive ("STI") program under which they receive annual cash awards, and the continued grant of equity awards under our long-term incentive program. In addition, in 2016, we began to incorporate the use of restricted stock units ("RSUs") into our equity award program to take into account the relative growth of the Company as we transitioned to a more mature, commercial-stage biopharmaceutical company.

        Mr. Pearson joined the Company in May 2014, and Dr. Hanke and Dr. Huber joined the Company in June 2015 and September 2015, respectively. For each of these executives, our compensation committee considered the recommendations of Mr. Moulder and the committee's compensation consultant regarding a competitive compensation package based upon, among other things, the Company's peer group, our existing compensation structure for other senior executives and the status of our operations, including our product development programs. Their eventual compensation was based on those considerations together with the arms-length negotiation process that took place in attracting these executives to the Company.

        When making decisions about compensation for the named executive officers other than Mr. Moulder, the compensation committee considers and gives substantial weight to the recommendations of Mr. Moulder regarding their performance and the committee's compensation consultant, as well as its industry experience and business judgment. The compensation committee and the board of directors evaluate the performance of Mr. Moulder and make determinations as to his compensation based on their assessment of his and the Company's performance and the recommendation of the independent compensation consultant.

        Independent Compensation Consultant.    For 2016 compensation decisions, the compensation committee engaged Radford, an AON Hewitt Consulting company, as an independent compensation consultant. Radford provided analysis and recommendations to the compensation committee regarding:

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  trends and emerging topics with respect to executive compensation;

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  peer group selection for executive compensation benchmarking;

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  compensation practices for our peer group;

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  compensation programs for executives and all of our associates; and

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  stock utilization and related metrics.

        When requested, Radford consultants attended meetings of the compensation committee, including executive sessions in which executive compensation issues were discussed. Radford reported to the compensation committee and not to management, although Radford met with management for purposes of gathering information for its analyses and recommendations.

        In determining to engage Radford, the compensation committee considered the independence of Radford, taking into consideration relevant factors, including the absence of other services provided to the Company by Radford, the amount of fees the Company paid to Radford as a percentage of Radford's total revenue, the policies and procedures of Radford that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Radford with an executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Radford had with any member of the compensation committee, and any stock of the Company owned by Radford or the individual compensation advisors employed by Radford. The compensation committee has determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to the compensation committee did not create any conflicts of interest, and that Radford qualified as independent pursuant to the independence standards set forth in the NASDAQ listing standards promulgated pursuant to Section 10C of the Exchange Act.

        Comparative Framework.    As part of its consideration of executive officer compensation for 2016, the compensation committee used a comparative framework developed with the assistance of Radford. This framework blended equally information from the proxy statements of a peer group of companies and from the Radford 2015 Global Life Sciences Survey, assembled by Radford from publicly-traded biotechnology and life sciences companies with between 100 and 1,500 employees, in order to develop a competitive market composite against which compensation can be measured.

        To develop the peer group of companies, the compensation committee, with assistance from Radford, considered the market capitalization and other key business metrics of biotechnology and biopharmaceutical companies. The selected peer group consisted of the following companies:

Acorda Therapeutics	Agios Pharmaceuticals	AMAG Pharmaceuticals
Anacor Pharmaceuticals	Ariad Pharmaceuticals	bluebird bio
Celldex Therapeutics	Clovis Oncology	Exelixis
FibroGen	Halozyme Therapeutics	ImmunoGen
Intercept Pharmaceuticals	Ironwood Pharmaceuticals	Ionis Pharmaceuticals
MannKind	Medivation	Merrimack Pharmaceuticals
Momenta Pharmaceuticals	Nektar Therapeutics	Portola Pharmaceuticals
PTC Therapeutics	Puma Biotechnology	Seattle Genetics
The Medicines Company

        In October 2015, when this peer group was confirmed by the compensation committee for use in setting 2016 compensation, our market capitalization was at approximately the 51st percentile of the group.

        Prior Votes on Executive Compensation.    The Company's only prior non-binding vote on executive compensation took place after the Company set executive compensation for 2016, and was therefore not considered in setting 2016 compensation. In 2016, approximately 97% of the stockholder votes cast on this proposal were voted in favor of the Company's executive compensation proposal, and the compensation committee considered this level of overwhelming support in setting 2017 compensation levels. The compensation committee of the board expects to take into account the outcome of future votes on executive compensation as it considers the Company's executive compensation program.

Components of our Compensation Program

        The compensation program for our named executive officers consists of base salary, annual variable incentives under our STI program and long-term incentives that are comprised of equity awards. Our named executive officers are also entitled to certain compensation upon termination of their employment. We believe these different forms of compensation provide appropriate incentives to achieve our business goals within the context of our overall philosophy for compensation.

        The compensation committee generally tries to establish compensation for our named executive officers so that base salary and short-term incentive target opportunities are at approximately the 50th percentile of the competitive market composite and so that long-term incentive opportunities are at approximately the 75th percentile of the competitive market composite. The compensation committee believes these targets are consistent with our philosophy discussed above of establishing compensation at competitive levels in order to attract and retain high performing executives, while focusing on opportunities to align our named executive officers' interests with the interest of our stockholders in increasing long-term stockholder value.

        Base Salary.    The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive's skill set, experience, roles and responsibilities.

        For 2016, the compensation committee and board of directors approved increasing the base salary for each of Mr. Moulder and Dr. Hedley to $640,000 and $585,000, respectively. The increases to Mr. Moulder's and Dr. Hedley's base salaries, 6.7% and 6.4%, respectively, were made, in part, to make them competitive with the 50th percentile of base salaries of similarly situated executives at our peer companies, as well as to address customary annual base salary increases and to recognize their performance.

        Mr. Pearson's base salary was increased for 2016 to $402,325, reflecting a market-based merit increase of approximately 4.5%. Drs. Hanke and Huber's base salaries were increased to $412,000 and $422,300, respectively, reflecting market-based merit increases of 3.0%. The foregoing increases were made, in part, to make each executive's salary competitive with the 50th percentile of base salaries of similarly situated executives at our peer companies, as well as to address customary annual base salary increases and to recognize their performance.

  Short-term Incentive Program.

        General.    Our STI program is intended to provide a cash incentive to our named executive officers for achieving both company-wide and individual goals approved at the beginning of each year by our compensation committee and board of directors. We believe that having an annual STI program provides an important and customary retention tool and motivates our executives to achieve the specific goals that are a part of the program.

        Relative Weighting Between Company-wide and Individual Goals.    For 2016, the company-wide goals and individual goals for our named executive officers were established by the compensation committee and approved by our board of directors. The compensation committee and the board of directors determined that for 2016 the STI program would weight company-wide goals and individual goals as set forth in the chart below for each of our named executive officers:

Named Executive Officer	Weighting of Company-Wide Goals	Weighting of Individual Goals
Leon O. Moulder, Jr.,	100%	0%
Chief Executive Officer
Mary Lynne Hedley, Ph.D.,	90%	10%
President and Chief Operating Officer
Timothy R. Pearson,	80%	20%
Executive Vice President and Chief Financial Officer
Jeffrey H. Hanke, Ph.D.,	80%	20%
Executive Vice President, Research and Development, and Chief Scientific Officer
Martin H. Huber Jr., M.D.,	80%	20%
Senior Vice President and Chief Medical Officer

        The relative weighting between the company-wide goals and the individual goals reflects our belief that if the primary focus of our named executive officers is the achievement of company-wide goals, then we will increase the likelihood of achieving our strategic plan.

        Target Payout.    The STI program is structured so that achievement of the company-wide goals and the individual goals at a level of 100% would result in the named executive officer receiving an STI target payment in an amount equal to a specified percentage of his or her base salary. For each named executive officer, a 100% achievement under the STI program would result in a target payment expressed as a percentage of base salary, which was equal to 60% for Mr. Moulder and Dr. Hedley and 50% for the other named executive officers. The target STI percentage for each of our named executive offices is intended to approximate the 50th percentile of the percentage STI opportunity available to similarly situated executives at our peer companies so that, when combined with such executive's base salary, the total potential cash compensation of each officer is at approximately the 50th percentile of his or her peers. The STI program for 2016 was also structured so that each named executive officer could achieve up to 150% of the target award with respect to the achievement of the company-wide goals, and up to 120% with respect to achievement of the individual goals. The compensation committee believes that payment of more than 100% of a target award with respect to the achievement of company-wide or individual goals is an appropriate reward for exceptional performance, but it also believes that there should be an upper limit on the opportunities under the STI program.

        Company-wide Goals.    For 2016, we had six company-wide goals. The six goals were based on our operating plan and long-term strategy. The compensation committee and the board of directors agreed that each of our company-wide goals should be weighted based on their subjective judgment regarding the relative importance of each of these goals. The compensation committee believes it established target goals that were achievable with an appropriate amount of dedication and hard work and, therefore, it was more likely than not that each executive officer would earn a payment under the STI program, but not necessarily the target award under the STI program, which is consistent with our compensation philosophy. Our compensation committee believes that at the time the objectives were set, there would be a substantial degree of difficulty in achieving the objectives at the target 100% level and a much greater degree of difficulty in achieving them at the stretch level.

        In early 2017, our compensation committee reviewed our progress on the company-wide goals for 2016 and concluded that the company-wide goals had been achieved at a 117% level. For each of the named executive officers, this meant that they earned 117% of the company-wide goals portion of their STI target payment, or 117% of the total STI target payment for Mr. Moulder of 100%, 105.3% of the total STI target payment for Dr. Hedley, and 93.6% of the total STI target payment for the other named executive officers.

        The following table reflects the company-wide goals for 2016, the respective weighting and the level of achievement for each goal, as determined by the board of directors, based on the recommendation of the compensation committee:

Company-Wide Goal	Weighting	Level of Achievement (weighted achievement)

VARUBI®, the oral formulation of rolapitant: Achieve 2016 net sales revenue goal and complete the European Union ("EU") Marketing Authorization Application ("MAA") submission.	15%	50% (7.5%) The level of achievement reflects that the Company fell short of our 2016 VARUBI net sales goal but submitted the EU MAA ahead of schedule in the first quarter of 2016.

IV formulation of rolapitant: Acceptance of the submission of the New Drug Application ("NDA") for the intravenous ("IV") formulation of rolapitant for filing by the U.S. Food and Drug Administration ("FDA").	15%	95% (14.25%) The level of achievement reflects that the rolapitant IV NDA submission was accepted for filing by the FDA on schedule in the second quarter.

Niraparib: Achievement of regulatory and clinical development milestones for niraparib, including NDA filing and acceptance based upon NOVA clinical trial data, NDA submission strategy defined for QUADRA, advancement of PRIMA study, and complete enrollment in dose escalation phase of the TOPACIO pembrolizumab combination study.	35%	145% (50.75%)

The level of achievement reflects the filing and acceptance of the niraparib NDA for priority review by the FDA based on the landmark results from the NOVA study, and the achievement of all other niraparib-related regulatory and clinical goals, which exceeded expectations.

Pipeline: Development achievements for immuno-oncology candidates, including initiate Phase 1 study of TSR-042, initiate Phase 1 study of TSR-022, select anti-LAG-3 antibody clinical candidate and select bi-specific antibody clinical candidates targeting PD-1/TIM-3 and PD-1/LAG-3.	15%	100% (15%)

The level of achievement reflects the successful initiation of Phase I studies of TSR-042 and TSR-022, the selection of an anti-LAG-3 antibody candidate, and the selection of a bi-specific antibody candidate targeting PD-1/LAG-3 in a timely manner.

Capital: Achievement of the financial objectives of the company, including achievement of budget and a reasonable level of year-end cash.	10%	150% (15%)

The level of achievement reflects that the financial goals were exceeded, including the Company's budget and year-end cash level goals, in part due to highly successful capital market transactions in March, July and November of 2016 and alignment of operating results with the Company's budget.

Organization: Improving the organization through successful talent and culture management; integration of key leaders, achieve U.S. & international staffing goals and successful implementation of TESARO Associate value proposition.	10%	145% (14.5%) The level of achievement reflects the extensive and successful recruitment, hiring and integration of a large number of new employees while preserving the Company culture in 2016.

	100%	Total Achievement of 117% of Company-wide Goals

        Individual Goals.    At the beginning of 2016, the compensation committee established individual goals for each of our named executive officers who were then serving, other than our Chief Executive Officer, whose performance is evaluated 100% based upon achievement of the company-wide goals. The rationale behind assigning individual goals to each of our other named executive officers is that each of them is responsible for activities within their respective job functions that support achieving company-wide goals and the Company's strategic plan. We believe that it is important that these individual goals be achieved and incentivized. Nevertheless, as demonstrated by the relative weighting between the company-wide goals and the individual goals for each of our named executive officers, we believe that achievement of the company-wide goals has a more direct and immediate impact on the creation of stockholder value than the achievement of the individual goals.

        We assigned each of the named executive officers, other than the Chief Executive Officer, between four and five individual goals. Each of those individual goals was then weighted to reflect the decision of our compensation committee, based on the recommendation of our Chief Executive Officer, as to the relative importance of each goal to the officer's job function and the contribution that successfully performing the goal would make to our company-wide goals and strategic plan. If the officer accomplished all of his or her individual goals at his or her expected performance level, then the officer would receive 100% of the target STI payment with respect to the officer's individual goals. For Dr. Hedley, this would equate to 10% of her STI target payment. For Mr. Pearson, Dr. Hanke and Dr. Huber, this would equate to 20% of each of their respective STI target payments. For 2016, the officers also had the opportunity to achieve at a level of up to 120% of the target STI payment related to the individual goals.

        For the named executive officers other than Mr. Moulder, our compensation committee determines the level of achievement of their respective individual goals. This determination is made following consultation with Mr. Moulder and is based in large part on his recommendation.

        The following paragraphs describe for each of our named executive officers their individual goals, the relative weighting of each of those individual goals, the level of achievement by the executive officer for each individual goal, and the percentage STI payment arising from the achievement of the individual goal.

        Leon O. Moulder, Jr., Chief Executive Officer.    Mr. Moulder's STI payment is based 100% upon the achievement of the Company-wide annual goals. Accordingly, for 2016, Mr. Moulder earned 117% of his target STI payment.

        Mary Lynne Hedley, Ph.D., President and Chief Operating Officer.    Dr. Hedley was assigned goals related to (1) providing leadership for the Company (30% weighting), (2) ensuring organizational alignment and scalability to support the Company's long-range strategic plan (20% weighting), (3) maintaining successful alliances with key partners and supporting new business development initiatives (25% weighting), and (4) contributing to investor relations goals of the Company (25% weighting). Based on the achievement of her individual goals, particularly her exceptional leadership and operational achievement with respect to the execution of the niraparib development program, the compensation committee determined that Dr. Hedley achieved her individual goals at the 120% level. Accordingly, for 2016, Dr. Hedley earned 120% of the 10% portion of the STI target payment that was attributed to the achievement of her individual performance goals.

        Timothy R. Pearson, Executive Vice President and Chief Financial Officer.    Mr. Pearson was assigned goals related to (1) continuing to build organizational structure and staffing for finance and information technology functions (30% weighting), (2) achieving financial goals related to capital raising activities (20% weighting), (3) contributions to the development of the Company's strategic plan and overall risk assessment plan (20% weighting), (4) enhancing financial planning and analytic capabilities and processes (10% weighting) and (5) management of certain governance and compliance processes (20%

weighting). Based on the achievement of his individual goals, particularly his exceptional leadership with respect to execution of three very successful capital raising transactions, the compensation committee determined that Mr. Pearson achieved his individual goals at the 112% level. Accordingly, for 2016, Mr. Pearson earned 112% of the 20% portion of the STI target payment that was attributed to the achievement of his individual performance goals.

        Jeffrey H. Hanke, Ph.D., Executive Vice President, Research and Development, and Chief Scientific Officer.    Dr. Hanke was assigned goals related to (1) ensuring on time and high quality research and development to support the Company's various NDA and investigational new drug application filings (20% weighting), (2) continuing to progress and develop our early-stage pipeline (20% weighting), (3) successfully integrating new research and development roles, creating a research organizational plan in support of the Company's long range plan, developing an enhanced governance structure within the research and development function, and ensuring goals and development plans are in place throughout the organization which are aligned with the functional goals (weighting 50%), and (4) establishing a compliance team to ensure inspection readiness (weighting 10%). Based on the achievement of each of his individual goals, the compensation committee determined that Dr. Hanke achieved his individual goals at the 100% level. Accordingly, for 2016, Dr. Hanke earned 100% of the 20% portion of the STI target payment that was attributed to the achievement of his individual performance goals.

        Martin H. Huber Jr., M.D., Senior Vice President and Chief Medical Officer.    Dr. Huber was assigned goals related to (1) building a high quality global clinical development organization (15% weighting), (2) ensuring FDA acceptance of the NDA for niraparib (30% weighting), (3) ensuring robust clinical development plans for TSR-022 and TSR-042 are in place to ensure alignment with the corporate goals (30% weighting), (4) creating a global clinical development organizational plan in support of the Company's long range plan (15% weighting) and (5) developing an enhanced global clinical team governance structure (10% weighting). Based on the achievement of each of his individual goals, the compensation committee determined that Dr. Huber achieved his individual goals at the 100% level. Accordingly, for 2016, Dr. Huber earned 100% of the 20% portion of the STI target payment that was attributed to the achievement of his individual performance goals.

        Overall STI Program Payments for 2016.    The following table sets forth for each of our named executive officers, their target STI payment, the percentages of the STI payment attributable to company-wide and individual goals, the level of performance achieved by each named executive officer with respect to both the company-wide and individual goals, and the total STI payment to each named executive officer as a result of his or her participation in the STI program for 2016. Where appropriate, we have included this information both as a percentage and as a dollar amount.

Named Executive Officer	Target Award (%)	Target Award ($)	Company- wide Goal Achievement (%)	Company- wide Goal Achievement ($)	Individual Goal Achievement (%)	Individual Goal Achievement ($)	STI Payout (%)	STI Payout ($)
Leon O. Moulder, Jr.	60%	$384,000	117%	$449,280	—	$—	117%	$449,280
Mary Lynne Hedley, Ph.D.	60%	$351,000	117%	$369,603	120%	$42,120	117%	$411,723
Timothy R. Pearson	45%	$181,046	117%	$169,459	112%	$40,555	116%	$210,014
Jeffrey H. Hanke, Ph.D.	45%	$185,400	117%	$173,534	100%	$37,080	114%	$210,614
Martin H. Huber, M.D	45%	$190,035	117%	$177,873	100%	$38,007	114%	$215,880

        Long-term Incentive Program.    Our use of equity awards is intended to align our named executive officers' interests with the interests of our stockholders by providing an incentive to our named executive officers to increase long-term stockholder value. Furthermore, we believe that in the biopharmaceutical industry, equity awards are a primary motivator to retain executives. We determine the size and frequency of awards based on numerous factors, including the executive's skills and experience, the executive's responsibilities, internal equity and the approach to setting compensation described under "—Determination of Compensation" above.

        In February 2016, the compensation committee and the board of directors granted a mix of stock options and RSUs to each of Mr. Moulder, Dr. Hedley, Mr. Pearson, Dr. Hanke and Dr. Huber. In 2016, the compensation committee began to incorporate the use of RSUs into our equity award program to take into account the relative growth of the Company as we transitioned to a more mature commercial-stage biopharmaceutical company. In part due to the significant increase in the value of our common stock, the compensation committee believed that RSUs would be an effective method of both rewarding and incentivizing our named executive officers in a less dilutive manner than stock options, while also continuing to align their interests with those of our stockholders by creating a mechanism to encourage executives to take a larger ownership stake in the Company. The compensation committee also believed it was important to continue to utilize stock options because it believes that stock options are very effective tools for motivating executives to increase long-term value and align our executives' interests with those of our stockholders.

        To determine the exact number of equity awards to grant to each executive, the compensation committee determined an approximate dollar value delivered to similarly-situated executives at our peer group companies, in each case targeted at the 75th percentile of the competitive market composite. Taking into account the rationale discussed above for the use of options and RSUs, the compensation committee determined to split the grant values relatively equally between stock options and RSUs, with approximately 10% more value delivered in stock options than RSUs. The specific number of options that was awarded to each of Mr. Moulder, Dr. Hedley, Mr. Pearson, Dr. Hanke and Dr. Huber was determined using a Black-Scholes option pricing model, and the specific number of RSUs was determined using the then-current fair market value of our common stock.

        All of the stock options issued to the named executive officers in 2016 vest in 48 equal installments on each monthly anniversary of the grant date. The RSUs granted as part of the annual grant to executives in 2016 vest in equal installments on each of the first four annual anniversaries of the grant date.

        In addition to the foregoing grants, during 2016 the compensation committee also approved a special performance-based RSU program for employees who were critical to ensuring the success of the Company's niraparib NDA and MAA filings. Under this program, certain of our employees were granted RSUs, whose vesting was conditioned upon the achievement of certain milestones related to the submission and approval of each of the niraparib NDA and MAA in a timely manner. Under the foregoing program, the compensation committee awarded Dr. Huber an RSU grant for 5,000 shares of our common stock, subject to the foregoing vesting conditions. The compensation committee believed the foregoing grant was appropriate given the critical role that Dr. Huber would play in ensuring the timely submission and approval of the niraparib NDA and MAA, the achievement of which would likely create substantial value for our stockholders.

Offer Letters and Employment Letter Agreements

        In May 2010, in connection with our Series A preferred stock financing, we entered into offer letters with Mr. Moulder and Dr. Hedley that reflect the framework for executive compensation discussed above. In June 2012, these agreements were amended and restated in anticipation of our initial public offering. These amended agreements were designed to be a part of a competitive compensation package for a publicly-traded company and to keep our named executive officers focused on our business goals and objectives. In February 2017, in connection with a periodic review of the terms of the employment letters by the compensation committee to ensure that the terms of our executives' employment arrangements remain competitive with similarly-situated executives in the peer group, Mr. Moulder and Dr. Hedley each entered into an amended and restated employment letter agreement with the Company.

        We entered into offer letters when each of Mr. Pearson, Dr. Hanke and Dr. Huber joined the Company. In February 2017, in connection with the periodic review discussed above, Mr. Pearson, Dr. Hanke and Dr. Huber each entered into an amended and restated employment letter agreement with the Company. In general, the employment letter agreements with Mr. Pearson, Dr. Hanke and Dr. Huber are consistent with the amended and restated employment letter agreements with Mr. Moulder and Dr. Hedley.

Payments on Termination

        Pursuant to their amended and restated employment letter agreements, each of our named executive officers is entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of the Company. The terms of these arrangements are more fully described below under "—Employment Letter Agreements" and "—Potential Payments Upon a Termination or Change in Control." We believe these protections are appropriate for the senior executives of a biopharmaceutical company such as the Company, including because of the level of acquisition activity in this industry. We believe that providing benefits in the event of a change of control of the Company allows our named executive officers to focus their attention on building our business rather than on the personal implications of a transaction.

Federal Tax Considerations under Section 162(m)

        Section 162(m) of the Code disallows a federal income tax deduction to any publicly traded corporation for any remuneration in excess of $1.0 million of compensation paid to specified executive officers in a calendar year. Compensation in excess of $1.0 million may be deducted if, among other things, it qualifies as performance-based compensation within the meaning of Section 162(m). We expect that our compensation committee will periodically consider the potential consequences of Section 162(m) on the various elements of our executive compensation program. In its judgment, where the compensation committee determines it is reasonably practicable and consistent with our overall compensation program objectives, it will seek to structure the equity incentives component of our executive compensation program to comply with the exemptions in Section 162(m). Our 2012 Omnibus Incentive Plan has been structured to facilitate this process. However, our board of directors or compensation committee may, in their judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) in situations where they believe that such payments are appropriate.

Summary Compensation Table

        The following table presents summary information regarding the total compensation awarded to, earned by, or paid to our named executive officers for services rendered to us for the year ended December 31, 2016 and, where applicable, the prior years.

Name and Principal Position(s)	Year(1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non- Equity Incentive Plans ($)(4)	All Other Compensation ($)(5)	Total ($)
Leon O. Moulder, Jr.	2016	639,385	—	2,169,500	2,392,230	449,280	5,453	5,655,848
Chief Executive Officer	2015	618,077	—	—	4,564,042	291,900	5,402	5,479,421
	2014	493,654	—	—	2,801,313	263,500	5,074	3,563,541
Mary Lynne Hedley, Ph.D.	2016	584,462	—	1,735,600	1,913,784	411,723	12,781	4,658,350
President and Chief Operating Officer	2015	566,904	—	—	3,749,035	270,050	12,621	4,598,610
	2014	462,000	—	—	2,353,103	224,186	12,634	3,051,923
Timothy R. Pearson	2016	402,058	—	759,325	837,281	210,014	34,688	2,243,366
Executive Vice President and	2015	399,308	—	—	1,793,017	151,844	14,503	2,358,672
Chief Financial Officer	2014	207,692	75,000	—	2,098,400	80,584	1,919	2,463,595
Jeffrey H. Hanke, Ph.D.	2016	411,815	—	759,325	837,281	210,614	81,542	2,300,577
Executive Vice President, Research and	2015	200,000	—	2,826,000	3,316,910	79,150	61,365	6,483,425
Development, and Chief Scientific Officer
Martin H. Huber, M.D.	2016	422,111	—	1,226,225	837,281	215,880	94,531	2,796,028
Senior Vice President and
Chief Medical Officer

(1)
Information is provided for 2015 and 2016 only for Dr. Hanke because he was not a named executive officer in 2014, and for 2016 only for Dr. Huber because he was not a named executive officer in 2014 and 2015.

(2)
The amount shown for Mr. Pearson in 2014 reflects his signing bonus.

(3)
The amounts reflect the aggregate grant date fair value of stock and stock option awards granted during the year computed in accordance with the provisions of ASC 718. For information regarding assumptions underlying the value of stock option awards, see Note 9 of the Notes to Financial Statements included in Part II, Item 8, "Financial Statements and Supplementary Data," and the discussion within Part II, Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Judgments and Estimates—Stock-Based Compensation," of our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)
The figures shown for non-equity incentive plan compensation represent amounts earned for the years ended December 31, 2014, 2015 and 2016, respectively, which were paid during 2015, 2016 and 2017, respectively. See "—Compensation Discussion & Analysis—Short-term Incentive Program" for more information.

(5)
The amounts shown represent the sum of Company 401(k) contributions and the dollar value of life, AD&D and short- and long-term disability insurance premiums we paid for the applicable named executive officer. The amounts shown for Dr. Hanke in 2016 and 2015 also include $76,587 and $59,818, respectively, in relocation compensation. The amount shown for Dr. Huber in 2016 also includes $78,478 in relocation compensation.

Narrative Disclosure Relating to Summary Compensation Table

        For an explanation of the amount of salary, bonus, stock and option awards and other compensation paid to our named executive officers, please see "—Compensation Discussion & Analysis—Components of our Compensation Program," and the disclosure provided in "—Summary Compensation Table" above.

Grants of Plan-Based Awards

        The following table provides information regarding grants of plan-based awards to each of our named executive officers during 2016.

						All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)			Grant Date Fair Value of Stock and Option Awards ($)(3)
							Exercise or Base Price of Option Awards ($/Sh)(2)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)
Leon O. Moulder, Jr.	3/1/2016	$—	$384,000	$576,000	50,000	100,000	$43.39	$4,561,730
Mary Lynne Hedley, Ph.D.	3/1/2016	$—	$351,000	$515,970	40,000	80,000	$43.39	$3,649,384
Timothy R. Pearson	3/1/2016	$—	$181,046	$260,707	17,500	35,000	$43.39	$1,596,606
Jeffrey H. Hanke, Ph.D.	3/1/2016	$—	$185,400	$266,976	17,500	35,000	$43.39	$1,596,606
Martin H. Huber, M.D.(4)	3/1/2016	$—	$190,035	$273,650	17,500	35,000	$43.39	$1,596,606
	7/27/2016	$—	$—	$—	5,000	—	$—	$466,900

(1)
Amounts shown as estimated possible payouts under non-equity incentive plan awards are the target and maximum cash incentive each executive was eligible to receive pursuant to the terms of our STI program. For actual amounts paid, see "—Summary Compensation Table." For more information regarding these payments, see "—Compensation Discussion & Analysis—Components of our Compensation Program—Short-term Incentive Program."

(2)
Amounts represent the closing price of our common stock as reported on the NASDAQ Global Select Market on the grant date. For a description of the terms of stock options granted, see "—Compensation Discussion & Analysis—Components of our Compensation Program—Long-term Incentive Program."

(3)
Reflects the grant date fair value of each award computed in accordance with ASC 718. These amounts do not correspond to the actual value that will be recognized by the named executive officers. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in Note 9 of the Notes to Financial Statements included in Part II, Item 8, "Financial Statements and Supplementary Data" of our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)
The Company granted an award of 5,000 RSUs to Dr. Huber, subject to performance and service conditions, on July 27, 2016.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information regarding equity awards held by each of our named executive officers that were outstanding as of December 31, 2016.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(14)
Leon O. Moulder, Jr.	18,750	81,250	(1)	—	$43.39	3/1/2026	50,000	(2)	$6,724,000
	61,250	78,750	(3)	—	$55.11	3/6/2025	—		—
	88,541	36,459	(4)	—	$33.74	2/27/2024	—		—
	187,500	12,500	(5)	—	$24.18	3/6/2023	—		—
	371,428	—	(6)	—	$6.615	3/16/2022	—		—
	314,285	—	(7)	—	$1.33	7/19/2021	—		—
Mary Lynne Hedley, Ph.D.	15,000	65,000	(1)	—	$43.39	3/1/2026	40,000	(2)	$5,379,200
	50,312	64,688	(3)	—	$55.11	3/6/2025	—		—
	74,375	30,625	(4)	—	$33.74	2/27/2024	—		—
	164,062	10,938	(5)	—	$24.18	3/6/2023	—		—
	342,857	—	(6)	—	$6.615	3/16/2022	—		—
	285,714	—	(7)	—	$1.33	7/19/2021	—		—
Timothy R. Pearson	6,562	28,438	(1)	—	$43.39	3/1/2026	17,500	(2)	$2,353,400
	24,062	30,938	(3)	—	$55.11	3/6/2025	—		—
	80,729	44,271	(8)	—	$25.27	5/27/2024	—		—
Jeffrey H. Hanke, Ph.D.	6,562	28,438	(1)	—	$43.39	3/1/2026	17,500	(2)	$2,353,400
	8,334	62,500	(9)	—	$56.52	6/29/2025	37,500	(10)	$5,043,000
Martin H. Huber, M.D.	—	—		—	$—	—	4,000	(11)	$537,920
	6,562	28,438	(1)	—	$43.39	3/1/2026	17,500	(2)	$2,353,400
	23,437	51,563	(12)	—	$55.14	9/21/2025	3,750	(13)	$504,300

(1)
The options were granted on March 1, 2016 and have vested or will vest in 48 equal monthly installments beginning on April 1, 2016.

(2)
Represents RSUs granted on March 1, 2016, which have vested or will vest in four equal annual installments beginning on March 1, 2017.

(3)
The options were granted on March 6, 2015 and have vested or will vest in 48 equal monthly installments beginning on April 6, 2015.

(4)
The options were granted on February 27, 2014. On the one-year anniversary of the grant date, 25% of these options vested and, thereafter, 1/36th of the remaining options have vested or will vest on each monthly anniversary of the grant date.

(5)
The options were granted on March 6, 2013. On the one-year anniversary of the grant date, 25% of these options vested and, thereafter, 1/36th of the remaining options have vested or will vest on each monthly anniversary of the grant date.

(6)
The options were granted on March 16, 2012. On the one-year anniversary of the grant date, 25% of these options vested and, thereafter, 1/36th of the remaining options vested on each monthly anniversary of the grant date.

(7)
The options were granted on July 19, 2011. On the one-year anniversary of the grant date, 25% of these options vested and, thereafter, 1/36th of the remaining options vested on each monthly anniversary of the grant date.

(8)
The options were granted on May 27, 2014. On the one-year anniversary of the grant date, 25% of these options vested and, thereafter, 1/36th of the remaining options have vested or will vest on each monthly anniversary of the grant date.

(9)
The options were granted on June 29, 2015 and 1/30th of the unexercisable options will vest on the 29th of each month from January 2017 through June 29, 2019.

(10)
Represents RSUs granted on June 29, 2015, which vest in four equal annual installments beginning on June 29, 2016.

(11)
Represents RSUs granted on July 27, 2016, which vest upon the fulfillment of specified performance and service conditions. Of the total 5,000 RSUs granted, 1,000 vested on November 1, 2016. An additional 500 RSUs vested on January 1, 2017. The remaining 3,500 RSUs will vest when and if the remaining performance and service conditions are fulfilled on or before the dates specified in the award agreement.

(12)
The options were granted on September 21, 2015. On the one-year anniversary of the grant date, 25% of these options vested and, thereafter, 1/36th of the remaining options have vested or will vest on each monthly anniversary of the grant date.

(13)
Represents RSUs granted on September 21, 2015, which have vested or will vest in four equal annual installments beginning on September 21, 2016.

(14)
Represents the market value of the shares based on the closing price on December 30, 2016 of $134.48 per share.

Option Exercises and Stock Vested

        The following table sets forth information regarding the number of shares of stock awards acquired on vesting by our named executive officers during the year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2)
Leon O. Moulder, Jr.	—	$—	—	$—
Mary Lynne Hedley, Ph.D.	—	$—	—	$—
Timothy R. Pearson	—	$—	—	$—
Jeffrey H. Hanke, Ph.D.	29,166	$862,439	12,500	$967,500
Martin H. Huber, M.D.	—	$—	2,250	$255,590

(1)
The value realized upon exercise is the difference between the fair value of our common stock at the time of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2)
The value realized upon vesting is the fair value of our common stock on the vesting date multiplied by the number of shares acquired on vesting.

Pension Benefits and Deferred Compensation

        We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides for employer matching contributions equal to (1) 100% of employee deferral contributions up to a deferral rate of 3% of base salary compensation plus (2) 50% of employee deferral contributions up to a deferral rate of an additional 2% of base salary compensation. We did not maintain any deferred compensation plans for any named executive officer for the year ended December 31, 2016.

Employment Letter Agreements

        In February 2017, we entered into amended and restated employment letter agreements with each of Mr. Moulder, Dr. Hedley, Mr. Pearson, Dr. Hanke and Dr. Huber in connection with a periodic review of the terms of the employment letters by the compensation committee to ensure that the terms remain competitive with similarly-situated executives in the peer group.

        The Company originally entered into offer letter agreements with Mr. Moulder and Dr. Hedley on May 10, 2010, which were amended and restated on June 18, 2012 in anticipation of our initial public offering. On February 23, 2017, Mr. Moulder and Dr. Hedley each entered into an amended and restated employment letter agreement with the Company. The Company entered into an offer letter agreement with Mr. Pearson on May 27, 2014 and an amended and restated employment letter on February 23, 2017. The Company entered into an offer letter agreement with Dr. Hanke on June 2, 2015 and an amended and restated employment letter on February 23, 2017. The Company entered into an offer letter agreement with Dr. Huber on September 4, 2015 and an amended and restated employment letter on February 23, 2017. The amended and restated employment letter agreements with Mr. Moulder, Dr. Hedley, Mr. Pearson, Dr. Hanke and Dr. Huber are collectively referred to herein as the "employment letter agreements." These at-will agreements were designed to be a part of a competitive compensation package and to keep our executive officers focused on our business goals and objectives. The agreements provide for base salaries, incentive compensation benefits and, in certain circumstances, severance benefits.

        The amended and restated employment letter agreements set forth the 2017 base salary and annual bonus target (expressed as a percentage of base salary) for each of the named executive officers, as reflected in the following table:

Name	2017 Base Salary	2017 Bonus Target(1)
Leon O. Moulder, Jr.	$660,000	65%
Mary Lynne Hedley, Ph.D.	$610,000	60%
Timothy R. Pearson	$420,000	50%
Jeffrey H. Hanke, Ph.D.	$430,000	50%
Martin H. Huber, M.D.	$460,000	50%

(1)
Expressed as a percentage of the 2017 base salary.

        Prior to their amendment and restatement, the employment letter agreements provided for a bonus target of 30% of the annual base salary of each of Mr. Moulder and Dr. Hedley (which had previously been increased to 50%), and 40% of the annual base salary of each of Mr. Pearson, Dr. Hanke and Dr. Huber.

        Annual bonuses are payable upon attainment of objectives as determined by our board of directors. In addition to base salary and bonus, the employment letter agreements provide for vacation benefits and the ability to participate in our employee benefit plans on the same terms as other similarly situated executive officers.

        The employment letter agreements also provide the named executive officers with certain payments and benefits upon certain terminations of employment. Pursuant to the employment letter agreements, in order to receive certain severance benefits, each named executive officer is required to execute a general release in favor of the Company, which includes, among other things, non-solicitation and non-disparagement provisions.

        Under the terms of the employment letter agreements, in the event that the named executive officer resigns without "Good Reason," as defined below, or their employment terminates due to death or disability (as such term is defined in the employment letter agreements), such executive is entitled to receive the following: (i) unpaid annual base salary for services rendered prior to the date of termination or resignation; (ii) any earned but unpaid annual bonus for any year prior to the year in which termination of employment occurs; (iii) reimbursement of any un-reimbursed business expenses; (iv) accrued but unused vacation pay; and (v) any other payments, benefits or fringe benefits to which the executive is entitled to under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant (items (i) through (v) collectively referred to herein as "accrued benefits"). In the event that the Company terminates the executive's employment for "Cause," as defined below, the executive will be entitled to receive all of his or her accrued benefits, with the exception of any earned but unpaid bonus.

        In the event the named executive officer's employment is terminated for any reason other than for "Cause," death, or disability, or if the named executive officer resigns for "Good Reason," and such termination is not in connection with or within 12 months following a "Change in Control," as defined below, the named executive officer is entitled, provided he or she executes a release in favor of the Company and any revocation period in connection with such release has lapsed, to receive the following payments and compensation (in accordance with our regular pay policies and commencing 60 days following termination):

  •
  his or her accrued benefits;

  •
  in the case of Mr. Moulder, 18 months' base salary, in the case of Dr. Hedley, 15 months' base salary (12 months' salary prior to the amendment and restatement of her employment letter agreement), and in the case of the other executives, 12 months' base salary, payable in lump sums; and

  •
  payment of a monthly COBRA coverage premium for the lesser of (i) in the case of Mr. Moulder, 18 months, in the case of Dr. Hedley, 15 months (12 months prior to the amendment and restatement of her employment letter agreement), and in the case of the other executives, 12 months, or (ii) the period from termination until the date upon which the executive commences full-time employment or employment that provides such executive with eligibility for healthcare benefits substantially comparable to those provided by the Company.

        If, in connection with or within 12 months following a "Change in Control," as defined below, the named executive officer's employment is terminated for any reason other than for "Cause" or if the named executive officer resigns for "Good Reason," the named executive officer is entitled, provided he or she executes a release in favor of the Company and any revocation period in connection with such release has lapsed, to receive the following payments and compensation:

  •
  his or her accrued benefits;

  •
  in the case of Mr. Moulder, 21 months' base salary (18 months' salary prior to the amendment and restatement of his employment letter agreement), in the case of Dr. Hedley, 18 months' base salary (15 months' salary prior to the amendment and restatement of her employment letter agreement), and in the case of the other executives, 15 months' base salary, payable in a lump sum within 60 days after termination;

  •
  in the case of Mr. Moulder, 150% of the target bonus for the year his employment terminates, and in the case of the other executives, 100% of the target bonus for the year his or her employment terminates, payable in a lump sum within 60 days after termination of employment;

  •
  payment of a monthly COBRA coverage premium for the lesser of (i) in the case of Mr. Moulder and Dr. Hedley, 18 months following termination of employment (for Dr. Hedley, 15 months prior to the amendment and restatement of her employment letter agreement), and in the case of the other executives, 15 months following termination of employment (12 months prior to the amendment and restatement of their employment letter agreements), or (ii) the period from termination to the date upon which the executive commences full-time employment or employment that provides such executive with eligibility for healthcare benefits substantially comparable to those provided by the Company; and

  •
  the immediate vesting of all of such executive's outstanding equity awards.

        If any of the payments or benefits received by the executive in connection with a Change in Control or termination of employment, whether received pursuant to the employment letter agreements or otherwise, referred to as 280G payments, constitute "parachute payments" within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, then, pursuant to the terms of the employment letter agreements, such 280G payments shall be reduced by us so that the executive will not be considered to have received a parachute payment, unless the executive would receive a greater after-tax amount by receiving all such 280G payments without reduction pursuant to the terms of the employment letter agreements. Prior to the amendment and restatement, this provision had only been included in Mr. Moulder and Dr. Hedley's employment letter agreements.

        For purposes of the employment letter agreements, termination for "Cause" shall mean termination for such named executive officer's: (i) willful misconduct or gross negligence as to a material matter in connection with his or her duties; (ii) act constituting material dishonesty or fraud with respect to the Company; (iii) indictment for, conviction of, or a plea of guilty or nolo contendere to, a felony under applicable law; (iv) material violation of a material term in the case of Mr. Moulder and Dr. Hedley, or material violation of a term, in the case of the other named executive officers, of any written Company policy made available to the executive; (v) failure to attempt in good faith to perform his or her duties in all material respects or follow a clear, lawful and reasonable directive of the board of directors; or (vi) material breach of fiduciary duty owed to the Company that has caused or could reasonably be expected to cause a material injury to the Company's business; provided, however, that the Company has provided the executive with written notice of the existence of such event or circumstance and, with respect to the circumstances in clauses (iv) and (v) only, the executive fails to substantially cure the event or circumstance identified within 30 days of receipt of such notice. The amendment and restatement clarified that the circumstances described in clauses (iv) and (v) shall not apply following a Change in Control.

        A resignation by the named executive officer shall be deemed a resignation for "Good Reason" if the executive provides written notice to the Company of the specific circumstances alleged to constitute Good Reason within 90 days after any one or more of the following events: (i) the executive is required to report to another person other than the board of directors, in the case of Mr. Moulder, and the Chief Executive Officer, in the case of Dr. Hedley, or the assignment to the executive of any duties or responsibilities that result in the material diminution of the executive's position as, in the case of Mr. Moulder, the Chief Executive Officer of the Company, in the case of Dr. Hedley, the President and Chief Operating Officer of the Company, in the case of Mr. Pearson, the Chief Financial Officer of the Company, in the case of Dr. Hanke, the Executive Vice President of Research and Development and Chief Scientific Officer of the Company, and in the case of Dr. Huber, the Senior Vice President and Chief Medical Officer of the Company, subject to certain exceptions; (ii) a reduction by the Company in the executive's annual base salary or target bonus percentage, in the case of Mr. Moulder and Dr. Hedley, and in the case of Mr. Pearson, Dr. Hanke and Dr. Huber such reduction without the executive's consent; (iii) the relocation of the executive's primary office at the Company's headquarters in the Boston, Massachusetts metropolitan area to another location by more than 30 miles or relocation of the executive's primary office at the Company's headquarters to another location that is not the Company's headquarters (50 miles in the case of Mr. Moulder before the amendment and restatement of his employment letter agreement); or (iv) a breach by the Company of the terms of the executive's employment letter agreement. In each case, the Company shall have 30 days to cure such circumstances in all material respects upon the receipt of notice from the executive of such circumstances. In no event shall termination for Good Reason occur after the 180th day following the first occurrence of any Good Reason event.

        For purposes of the employment letter agreements, the term "Change in Control" shall mean the occurrence of any of the following: (i) subject to certain exceptions, a person or group becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company, on a fully diluted basis; (ii) individuals who on the effective date of the 2012 Incentive Plan constitute the board of directors (together with any new directors whose election by such board or whose nomination by such board for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such board then in office who either were members of such board on the effective date of the 2012 Incentive Plan or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such board then in office; (iii) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented 100% of the voting stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the voting stock of the surviving person in such merger or consolidation transaction immediately after such transaction; (iv) there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person or group; or (v) the stockholders of the Company adopt a plan or proposal for the liquidation, winding up or dissolution of the Company.

Potential Payments Upon a Termination or Change in Control

        As discussed under the caption "—Employment Letter Agreements" above, we have agreements with our named executive officers pursuant to which they will receive severance payments upon certain termination events. The information below describes and quantifies certain compensation that would be available under our existing plans and arrangements if (a)(i) the named executive officer was terminated as of December 31, 2016 or (ii) if a Change in Control, as defined herein, occurred on December 31, 2016 and the named executive officer had been subsequently terminated on the same date and (b) the amended and restated employment letter agreements entered into in February 2017 had been in place as of that date. The changes to such compensation as a result of the amendments and restatements are described in "—Employment Letter Agreements" above.

        In addition, if, in connection with or within 12 months following a Change in Control, the named executive officer's employment is terminated for any reason other than for Cause or if the named executive officer resigns for Good Reason, all equity awards granted under the Company's 2010 Stock Incentive Plan, 2012 Incentive Plan, or any other applicable equity plan that are outstanding immediately prior to such termination or resignation shall become fully vested and exercisable.

        Termination Other than for Cause, Death or Disability; Resignation for Good Reason.    Assuming a December 31, 2016 termination event not in connection with or within 12 months following a Change in Control, the aggregate value of the payment and benefits to which each named executive officer would be entitled to in the event that the named executive officer's employment is terminated by the

Company for any reason other than for Cause, death, or disability, or, in the case of Mr. Moulder and Dr. Hedley, he or she resigns for Good Reason, would be as follows:

Name	Cash Severance ($)(1)	Benefits And Health Programs ($)(2)	Total ($)
Leon O. Moulder, Jr.	960,000	31,508	991,508
Mary Lynne Hedley, Ph.D.	731,250	25,206	756,456
Timothy R. Pearson	402,325	22,150	424,475
Jeffrey H. Hanke, Ph.D.	412,000	23,326	435,326
Martin H. Huber, M.D.	422,300	21,005	443,305

(1)
This amount represents, in the case of Mr. Moulder, 18 months' base salary, in the case of Dr. Hedley, 15 months' base salary, and in the case of the other executives, 12 months' base salary, each at the rate in effect immediately prior to the executive's termination of employment.

(2)
This amount represents, in the case of Mr. Moulder, 18 months, in the case of Dr. Hedley, 15 months, and in the case of the other executives, 12 months, of continued Company-paid benefits and health coverage.

        Termination in Connection With or Following a Change in Control.    Assuming a December 31, 2016 termination in connection with or following a Change in Control for any reason other than Cause, death or disability, or if the named executive officer resigns for Good Reason in such a situation, the aggregate value of the payment and benefits to which each named executive officer would be entitled to would be as follows:

Name	Cash Severance ($)(1)	Bonus ($)(2)	Benefits and Health Programs ($)(3)	Value of All Other Accelerated Equity ($)(4)	Total ($)
Leon O. Moulder, Jr.	1,120,000	576,000	31,508	41,157,780	42,885,288
Mary Lynne Hedley, Ph.D.	877,500	351,000	30,248	33,496,572	34,755,320
Timothy R. Pearson	502,906	181,046	27,687	24,131,713	24,843,352
Jeffrey H. Hanke, Ph.D.	515,000	185,400	29,157	24,392,167	25,121,724
Martin H. Huber, M.D.	527,875	190,035	26,256	18,231,263	18,975,429

(1)
This amount represents, in the case of Mr. Moulder, 21 months' base salary, in the case of Dr. Hedley, 18 months' base salary, and in the case of the other executives, 15 months' base salary, each at the rate in effect immediately prior to the executive's termination of employment.

(2)
This amount represents, in the case of Mr. Moulder, 150% of his target bonus for the year his employment terminates, and in the case of the other executives, 100% of the executive's target bonus for the year the executive's employment terminates.

(3)
This amount represents, in the case of Mr. Moulder and Dr. Hedley, 18 months, and in the case of the other executives, 15 months, of continued Company-paid benefits and health coverage.

(4)
Assuming a December 31, 2016 Change in Control and that the named executive officer's employment is terminated for any reason other than for Cause or if the named executive officer resigns for Good Reason as of that date, the value of all equity awards issued pursuant to the applicable equity plan that would vest and become exercisable for each named executive officer would be as follows:

Name	Value of Stock Options ($)	Value of Restricted Stock Units ($)
Leon O. Moulder, Jr.	34,433,780	6,724,000
Mary Lynne Hedley, Ph.D.	28,117,372	5,379,200
Timothy R. Pearson	21,778,313	2,353,400
Jeffrey H. Hanke, Ph.D.	16,995,767	7,396,400
Martin H. Huber, M.D.	14,835,643	3,395,620

        The value of stock options upon vesting acceleration is calculated based on the closing price on December 30, 2016 of $134.48 per share with respect to unvested stock options subject to acceleration, less the exercise price of these unvested options. The actual value will vary depending on the date the options are exercised. The value of RSUs upon vesting acceleration is calculated based on the closing price on December 30, 2016 of $134.48 per share with respect to unvested RSUs subject to acceleration.

Compensation Committee Report

        THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

        The compensation committee of the board of directors of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K (including through incorporation by reference to this Proxy Statement).

COMPENSATION COMMITTEE (March 31, 2017)
David M. Mott, Chair
Earl M. Collier, Jr.
James O. Armitage, M.D.

PROPOSAL NO. 2—NON-BINDING VOTE ON EXECUTIVE COMPENSATION

        As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking stockholder input on our executive compensation as disclosed in this Proxy Statement. The board and the compensation committee actively monitor our executive compensation practices in light of emerging compensation practices, the industry in which we operate and the marketplace for talent in which we compete.

        As described in the "Compensation Discussion & Analysis" beginning on page 19 of this Proxy Statement, our primary objectives with respect to the compensation of our named executive officers are to retain and motivate them because we believe they have experience and competencies that are critical to achievement of our business goals. This is consistent with the overall approach of our compensation system generally, which is to attract, retain and motivate employees (including our officers), who have relevant, critical skills and experience, and can make important contributions to the achievement of our business goals. We seek to achieve these objectives by:

  •
  Establishing the components of our compensation packages at competitive levels.  For our named executive officers, this means using comparative market data to set compensation levels.

  •
  Implementing annual variable incentive compensation that is tied to specific corporate goals.  Our annual incentive program is focused on motivating our executives to achieve both company-wide and individual goals that are tied to our strategic plan.

  •
  Using equity awards that vest over time and deliver greater value as our stock price increases.  Using equity awards in order to align our named executive officers' interests with the interest of our stockholders in increasing long-term stockholder value.

        In addition, our compensation program features a number of practices designed to align further the interests of our named executive officers with those of our stockholders.

        Practices we employ:

  •
  We pay for performance.  Compensation tied to Company performance comprises a significant part of an executive's total compensation, and long-term equity-linked compensation is the largest element of total compensation.

  •
  We target pay competitively.  We seek to target pay to verifiable market data in order to ensure that we are both paying fairly and not overpaying our executives.

  •
  We use an independent compensation consultant.  For 2016 compensation decisions, the compensation committee engaged Radford, an AON Hewitt Consulting company, as an independent compensation consultant to advise the committee and help verify market and best practices.

  •
  We have meaningful vesting periods.  Our equity awards generally have four-year ratable vesting from the date of grant.

  •
  We have a recoupment policy.  Our incentive plans require repayment of awards in the event of an accounting restatement involving certain forms of misconduct.

  •
  We have director and executive officer stock ownership guidelines.  Each of our directors and Section 16 Officers is required to hold shares of our common stock with a value equal to at least (i) in the case of directors, three times the amount of the annual base retainer fee paid to directors, (ii) in the case of our CEO and President, five times the amount of his or her annual base salary, and (iii) in the case of our Section 16 Officers, one and a half times the amount of his or her annual base salary.

        Practices we do not employ:

  •
  We do not offer single trigger change of control payments.  Our severance arrangements are "double trigger" and in the event of a change of control will only provide severance payments if there is a termination of employment.

  •
  We do not provide for excessive perquisites.  We do not provide any perquisites to our named executive officers, other than limited amounts with respect to insurance payments.

  •
  We do not offer guaranteed bonuses.  The Company's annual incentive plan does not provide payment without achievement of performance goals, regardless of the reason for the failure to achieve performance goals.

  •
  We do not provide for tax gross-ups.  We do not provide any tax gross-ups to executives (other than customary payments in connection with relocation payments), including on any severance/change in control payments.

  •
  We do not permit hedging or pledging of our securities.  We prohibit our directors and officers from profiting from short-term speculative swings in the value of the Company's stock through "short sales," "put" and "call" options or other derivative securities, forward sale contracts and other hedging transactions. We also prohibit our directors and officers from pledging, borrowing against any account in which Company securities are held, or creating any other encumbrance with respect to securities of the Company.

Required Vote and Board Recommendation

        The affirmative vote from stockholders present in person or represented by proxy at the Annual Meeting representing a majority of the votes cast on the proposal is required to approve the Company's executive compensation. Abstentions and broker non-votes are not taken into account in determining the outcome of this vote. The vote is advisory and is not binding on the board. However, the compensation committee of the board expects to take into account the outcome of this annual vote as it continues to consider the Company's executive compensation program.

  THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF EXECUTIVE COMPENSATION.

 PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        We are asking our stockholders to ratify the audit committee's appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Although ratification is not required by our bylaws or otherwise, the board of directors is submitting the appointment of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the audit committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment is ratified, the audit committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

        The board of directors first approved Ernst & Young as our independent auditors in 2010, and Ernst & Young has audited our consolidated financial statements since that time, including for the year ended December 31, 2016. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement at the meeting if they desire to do so, and they will be available to respond to appropriate questions.

  THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Principal Accountant Fees and Services

        We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the audit committee on an annual basis. The aggregate fees billed by Ernst & Young for its services rendered to the Company for the fiscal years ended December 31, 2016 and 2015 are as follows:

Fee Category	2015	2016
Audit Fees	$1,050,000	$1,440,800
Audit-Related Fees	—	—
Tax Fees	95,000	161,000
All Other Fees	2,000	2,000

Total Fees	$1,147,000	$1,603,800

        Audit Fees.    These fees consist of fees billed for professional services rendered for the audit of our annual financial statements and services provided in connection with our securities offerings and registration statements.

        Audit-Related Fees.    These fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees."

        Tax Fees.    These fees consist of fees billed for tax compliance, tax advice and tax planning and includes fees for tax return preparation.

        All Other Fees.    These fees consist of fees billed for products and services, other than those described above under Audit Fees, Audit-Related Fees and Tax Fees.

        During the fiscal years ended December 31, 2016 and 2015, Ernst & Young has provided various services, in addition to auditing our financial statements. The audit committee has determined that the provision of such services is compatible with maintaining Ernst & Young's independence. In 2016 and 2015, all fees paid to Ernst & Young were pre-approved pursuant to the policy described below.

Audit Committee's Pre-Approval Policies and Procedures

        The audit committee reviews with Ernst & Young and Company management the plan and scope of Ernst & Young's proposed annual financial audit and quarterly reviews, including the procedures to be utilized and Ernst & Young's compensation. The audit committee also pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by Ernst & Young, subject to the de minimis exception for non-audit services that are approved by the audit committee prior to the completion of an audit. The audit committee may delegate pre-approval authority to one or more members of the audit committee consistent with applicable law and listing standards, provided that the decisions of such audit committee member or members must be presented to the full audit committee at its next scheduled meeting.

Audit Committee Report

        THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

        The audit committee operates under a written charter adopted by the board of directors, which is available in the "Investors—Corporate Governance—Overview" section of our corporate website, which is www.tesarobio.com. The audit committee reviews the charter and proposes necessary changes to the board on an annual basis.

        During the fiscal year ended December 31, 2016, the audit committee fulfilled its duties and responsibilities generally as outlined in its charter. The audit committee has:

  •
  reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2016;

  •
  discussed with Ernst & Young, the independent auditors for fiscal year 2016, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board; and

  •
  received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the audit committee concerning independence, and has discussed with the independent auditors their independence.

        On the basis of the reviews and discussions referenced above, the audit committee recommended to the board of directors that the audited financial statements be included in TESARO's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

        AUDIT COMMITTEE (February 23, 2017)
Lawrence M. Alleva, Chair
Garry A. Nicholson
Beth Seidenberg, M.D.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information as of December 31, 2016

	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category
Equity compensation plans approved by security holders(1)(2)(3)	7,663,744	$39.59	1,186,712
Equity compensation plans not approved by security holders(4)	75,000	$57.66	—

Total	7,738,744	$39.79	1,186,712

(1)
As of December 31, 2016, 694,923 shares remained available for issuance under the 2012 Incentive Plan, which became effective in April 2012, including 6,857 remaining shares that were then available for future issuance under the 2010 Stock Incentive Plan (the "2010 Incentive Plan"), which were transferred to the 2012 Incentive Plan at its inception. The number of shares of our common stock reserved for issuance under the 2012 Incentive Plan is increased (i) from time to time by the number of shares of our common stock forfeited upon the expiration, cancellation, forfeiture, cash settlement or other termination of awards under the 2010 Incentive Plan and (ii) on January 1 of each year, by a number of shares of common stock equal to the lesser of (x) 4% of the shares of common stock outstanding at such time or (y) the number of shares determined by our board of directors. As of December 31, 2016, 151,075 shares of our common stock had been cancelled under the 2010 Incentive Plan and transferred to the 2012 Incentive Plan. Effective January 1, 2017, the number of shares authorized for issuance under the 2012 Incentive Plan was increased by 2,144,867 shares.

(2)
As of December 31, 2016, 194,245 shares were available for issuance under our 2012 Employee Stock Purchase Plan, which became effective in June 2012.

(3)
As of December 31, 2016, 297,544 shares were available for issuance under our 2015 Non-Employee Director Stock Incentive Plan, which became effective in May 2015.

(4)
On March 30, 2015, 75,000 shares were granted as part of an inducement award outside of the 2012 Incentive Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders to file reports of ownership of our equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us related to the year ended December 31, 2016, all such reports were made on a timely basis except for one report for Mr. Moulder reporting a gift of 100 shares of common stock.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth certain information as of March 31, 2017 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table above), and all directors and executive officers as a group:

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class
5% Stockholders
Entities affiliated with New Enterprise Associates(1)	10,275,113	19.1%
FMR LLC(2)	8,011,003	14.9%
T. Rowe Price Associates, Inc.(3)	7,119,254	13.2%
BlackRock, Inc.(4)	3,515,441	6.5%
Wellington Management Company, LLP(5)	3,442,523	6.4%
Franklin Resources, Inc.(6)	3,042,844	5.7%
Entities affiliated with Kleiner Perkins Caufield & Byers(7)	2,913,523	5.4%
Vanguard Group, Inc.(8)	2,812,373	5.2%
Directors and Named Executive Officers
Leon O. Moulder, Jr.(9)	2,112,211	3.8%
Mary Lynne Hedley, Ph.D.(10)	1,544,991	2.8%
David M. Mott(11)	10,330,595	19.2%
Lawrence M. Alleva(12)	98,404	*
James O. Armitage, M.D.(13)	58,500	*
Earl M. (Duke) Collier, Jr.(14)	38,666	*
Garry A. Nicholson(15)	21,602	*
Arnold L. Oronsky, Ph.D.(16)	2,065,882	3.8%
Kavita Patel, M.D.(17)	9,163	*
Beth Seidenberg, M.D.(18)	2,977,590	5.5%
Timothy R. Pearson(19)	137,125	*
Martin H. Huber, M.D.(20)	48,429	*
Jeffrey H. Hanke, Ph.D.(21)	32,335	*
All of our directors and executive officers as a group (15 persons)(22)	19,566,021	34.6%

*
Represents beneficial ownership of less than 1%.

(1)
Includes 9,564,684 shares of common stock held of record by New Enterprise Associates 13, L.P. ("NEA 13"), and 710,429 shares of common stock held of record by NEA 15 Opportunity Fund, L.P. ("NEA 15"). The shares directly held by NEA 13 are indirectly held by NEA Partners 13, L.P. ("NEA Partners 13"), the sole general partner of NEA 13, NEA 13 GP, LTD ("NEA 13 LTD" and together with NEA 13 and NEA Partners 13, the "NEA 13 Entities"), the sole general partner of NEA Partners 13 and each of the individual directors of NEA 13 GP, LTD (the "NEA 13 Directors"). The NEA 13 Directors are M. James Barrett, Peter J. Barris, Forest Baskett, Patrick J. Kerins, Krishna S. "Kittu" Kolluri, Mr. Mott, Scott D. Sandell, Ravi Viswanathan and Harry R. Weller. The shares directly held by NEA 15 are indirectly held by NEA Partners 15-OF, L.P. ("NEA Partners 15-OF"), the sole general partner of NEA 15, NEA 15 GP LLC ("NEA 15 LLC" and together with NEA 15 and NEA Partners 15-OF, the "NEA 15 Entities"), the sole general partner of NEA Partners 15, and each of the individual managers of NEA 15 GP LLC (the "NEA 15 Managers"). The NEA 15 Managers are Mr. Barris, Mr. Baskett, Mr. Kolluri, Mr. Mott, Mr. Sandell, Mr. Viswanathan and Mr. Weller. NEA 13 and NEA 15 may be deemed to share voting and dispositive power over all of the shares by virtue of their relationship as affiliated entities, whose control entities have overlapping individual controlling persons, and their control entities and overlapping control persons may also therefore be deemed to share voting and dispositive power over the shares. Thus, NEA Partners 13, NEA 13 LTD, NEA Partners 15-OF, NEA 15 LLC, and any NEA 13 Directors who are also NEA 15 Managers share voting and dispositive power with respect to all 10,275,113 shares. The NEA 13 Directors share voting and dispositive power with respect to the 9,564,684 shares held directly by NEA 13, and the NEA 15 Managers share voting and dispositive power with regard to the 710,429 shares held directly by NEA 15. The principal business address for New Enterprise Associates is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

(2)
Based solely on a Schedule 13G/A filed by FMR LLC and Abigail P. Johnson on February 14, 2017. FMR LLC has sole dispositive power with respect to 8,011,003 shares and sole voting power with respect to 628,326 shares. The principal business address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Based solely on a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 7, 2017. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates has sole dispositive power with respect to 7,119,254 shares and sole voting power with respect to 1,160,502 shares. The principal business address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(4)
Based solely on a Schedule 13G filed by BlackRock, Inc. ("BlackRock") on behalf of itself and certain of its subsidiaries on January 30, 2017. BlackRock and its subsidiaries have sole dispositive power with respect to 3,515,441 shares and sole voting power with respect to 3,447,886 shares. The principal business address for BlackRock is 55 East 52nd Street, New York, New York 10055.

(5)
Based solely on a Schedule 13G/A filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP on February 9, 2017. Each of Wellington Management Group LLC, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP is deemed to be the beneficial owner with shared dispositive power with respect to 3,442,523 shares and shared voting power with respect to 2,838,948 shares, and Wellington Management Company LLP has shared voting power with respect to 2,801,892 shares and shared dispositive power with respect to 3,302,720 shares. The principal business address for each of these entities is 280 Congress Street, Boston, Massachusetts 02210.

(6)
Based solely on a Schedule 13G filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. on February 7, 2017. Franklin Resources, Inc. has sole voting and dispositive power with respect to 3,042,049 shares and Franklin Templeton Investments

  (Asia) Ltd., a subsidiary of Franklin Resources, Inc., has sole voting and dispositive power with respect to 795 shares. The principal business address for Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403.

(7)
Includes 2,686,268 shares held by Kleiner Perkins Caufield & Byers XIV, LLC ("KPCB XIV") and 227,255 shares held by KPCB XIV Founders Fund, LLC ("KPCB XIV Founders"). The shares held by KPCB XIV and KPCB XIV Founders are held for convenience in the name of "KPCB Holdings, Inc., as nominee." KPCB Holdings, Inc. has no voting, dispositive or pecuniary interest in any such shares. The managing member of KPCB XIV and KPCB XIV Founders is KPCB XIV Associates, LLC ("KPCB XIV Associates"). The address for all entities affiliated with Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, California 94025.

(8)
Based solely on a Schedule 13G filed by The Vanguard Group on February 10, 2017. The Vanguard Group has sole dispositive power with respect to 2,751,343 shares, sole voting power with respect to 58,900 shares, shared dispositive power with respect to 61,030 shares and shared voting power with respect to 3,887 shares. The principal business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(9)
Includes 1,093,283 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2017.

(10)
Includes 6,073 shares of common stock held directly by Dr. Hedley, 563,569 shares of common stock held directly by trusts of which Dr. Hedley is a trustee or co-trustee, with respect to which Dr. Hedley disclaims beneficial ownership except to the extent of her pecuniary interest therein, if any, and 975,349 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2017.

(11)
Includes 12,149 shares of common stock held directly by Mr. Mott, 1,333 shares held directly by the David Mott Declaration of Trust dated March 31, 2001 (the "Mott Trust"), 42,000 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2017, and the shares held directly by NEA 13 and NEA 15. Mr. Mott, a general partner at New Enterprise Associates, disclaims beneficial ownership of all of the shares held directly by NEA 13, NEA 15 and the Mott Trust except to the extent of his pecuniary interest therein, if any.

(12)
Includes 70,570 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2017.

(13)
Includes 57,000 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2017, and 1,500 shares of common stock held by a family trust.

(14)
Includes 38,666 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2017.

(15)
Includes 20,333 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2017.

(16)
Includes 10,096 shares of common stock held of record by Dr. Oronsky, 42,000 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2017, and 2,013,786 shares held directly by InterWest Partners X, LP ("IW10"). Dr. Oronsky, a general partner at InterWest Partners, disclaims beneficial ownership of all of the shares held directly by IW10 except to the extent of his pecuniary interest therein, if any.

(17)
Includes 8,000 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2017.

(18)
Includes 21,657 shares of common stock held of record by Dr. Seidenberg, 42,000 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31,

  2017, 410 shares held by trusts of which she and her spouse are co-trustees and her sons are beneficiaries, and the shares held directly by entities affiliated with Kleiner Perkins Caufield & Byers, whose beneficial ownership Dr. Seidenberg disclaims except to the extent of her pecuniary interest therein, if any.

(19)
Includes 134,197 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2017.

(20)
Includes 41,907 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2017, and 1,750 shares of common stock subject to outstanding RSUs that are releasable within 60 days of March 31, 2017.

(21)
Includes 29,407 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2017.

(22)
Includes 2,675,818 shares of common stock subject to outstanding options that are exercisable within 60 days of March 31, 2017 and 1,750 shares of common stock subject to outstanding RSUs that are releasable within 60 days of March 31, 2017.

GENERAL MATTERS

Availability of Certain Documents

        A copy of our 2016 Annual Report on Form 10-K has been posted on the Internet along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. We will mail to you without charge, upon written request, a copy of our 2016 Annual Report on Form 10-K, excluding exhibits. Please send a written request to our Corporate Secretary at:

    TESARO, Inc.
    1000 Winter Street
    Waltham, Massachusetts 02451
    Attention: Corporate Secretary

        The charters for our audit, compensation and governance and nominating committees, as well as our Corporate Governance Guidelines and our Code of Ethics, are in the Investors—Corporate Governance section of our corporate website, which is www.tesarobio.com, and are also available in print without charge upon written request to the address above.

        Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders if you make a written or oral request to our Corporate Secretary at the address above, or by calling (339) 970-0900.

        If you hold your shares in "street name" and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Stockholder Proposals and Nominations

        Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.    To be considered for inclusion in next year's proxy statement, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 8, 2017.

        Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    Our bylaws provide that, for stockholder nominations to the board of directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at TESARO, Inc., Attn.: Corporate Secretary, 1000 Winter Street, Waltham, Massachusetts 02451. To be timely for an annual meeting, the stockholder's notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days, before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice not later than the close of business on the 10th day following the day on which we provide notice or public disclosure of the date of the meeting. Assuming the date of our 2018 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2018 annual meeting must notify us no earlier than January 11, 2018 and no later than February 10, 2018. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2018 annual meeting.

Other Matters

        As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Directions to Annual Meeting

        Directions to the 2017 Annual Meeting of Stockholders, to be held at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, MA 02451, are set forth below:

        From Boston and Logan Airport—Take the Massachusetts Turnpike/I-90 West and follow the signs for I-95/128 North (Exit 15). Take I-95/128 North for approximately two miles to Exit 27B (Wyman Street/Winter Street). At the lights, turn right onto Wyman Street. Remain in the right lane and bear right onto Winter Street. Remain in the right lane. Remain in the far right lane through two sets of lights, passing the Embassy Suites Hotel on the left. Travel around the Cambridge Reservoir (on the right) for approximately 0.5 miles. Turn left at the granite sign announcing HealthPoint and Waltham Woods Corporate Center. Travel up the hill following the green signs to Waltham Woods Corporate Center for approximately 0.3 miles and turn left into the parking lot for the Massachusetts Medical Society/Conference Center at Waltham Woods. Park near the Conference Center entrance and enter the lobby through the glass doors.

By Order of the Board of Directors

Leon O. Moulder, Jr. Chief Executive Officer April 7, 2017

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TESARO, INC. 1000 WINTER STREET WALTHAM, MA 02451-1230 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKSBELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold For All AllExcept To withhold authority to vote for any indivi dual nominee(s), mark “For A ll Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 1a Leon O. Moulder, Jr. 1f Earl M. Collier, Jr. 1b Mary Lynne Hedley, Ph.D 1g Garry A. Nicholson 1c David M. Mott 1h Arnold L. Oronsky. Ph.D 1d Lawrence M. Alleva 1i Kavita Patel, M.D. 1e James O. Armitage, M.D. 1j Beth Seidenberg, M.D. The Board of Directors recommends you vote FOR the following proposals: 2. To approve, by non-binding vote, the Company's executive compensation. For Against Abstain 3. To ratify the appointment of Ernst & Young, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000319604_1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com. TESARO, Inc. Annual Meeting of Stockholders May 11, 2017 8:30 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Leon O. Moulder, Jr. and Joseph L. Farmer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TESARO, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, EDT on May 11, 2017, at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, MA 02451, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If other matters are properly brought before the meeting, this proxy will be voted in accordance with the Board of Directors' recommendations or, in the absence of such recommendations, in accordance with the judgment of the proxies. Continued and to be signed on reverse side 0000319604_2